UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement
Scheduled 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TRIPLE-S MANAGEMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 16, 2012

Dear Shareholder:

You are cordially invited to our 2012 Annual Meeting of Shareholders.  The meeting will be held on Friday, April 27, 2012, at 9:00 a.m., local time, at the Bahía Room of the Sheraton Puerto Rico Convention Center and Casino Hotel, 200 Convention Boulevard, San Juan, Puerto Rico 00907.  This proxy statement describes the matters to be acted upon at the meeting.  In addition to voting, we will review the company’s major developments of 2011 and answer your questions.  I hope that you will participate in this review of our company’s business.

We are providing access to our proxy materials over the Internet as permitted by the rules of the Securities and Exchange Commission.  On or about March 16, 2012, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record of our class B common stock at the close of business on February 28, 2012, and on or about the same date we will mail shareholders of our class A common stock a printed copy of this proxy statement, our 2011 Annual Report, and a proxy card.  On the mailing date of the Notice, all shareholders will have the ability to access all of the proxy materials on a website referred to in the Notice and this proxy statement. If you receive the Notice by mail, you will not receive a paper copy of the proxy materials unless you request one.  The Notice will instruct you as to how you may access and review the proxy materials on the Internet and how to cast your vote over the Internet.  The Notice also contains instructions on how to request a paper copy of our proxy materials.

It is important that your shares be represented and voted at the meeting.  Therefore, we urge you to vote over the Internet or by telephone according to the instructions on the proxy statement and the Notice.  As an alternative, if you received a printed copy of the proxy card by mail, you may complete, sign, date and fax the proxy card in accordance with the instructions set forth in the proxy statement, or return the completed proxy card in the postage-paid envelope we have provided.

Your Board of Directors is counting on your participation.  Your vote is important!

Sincerely,

Luis A. Clavell-Rodríguez, MD
Chairman of the Board

TRIPLE-S MANAGEMENT CORPORATION
 P.O. Box 363628
 San Juan, Puerto Rico 00936-3628

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on Friday, April 27, 2012

To our Shareholders:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Shareholders will be held on Friday, April 27, 2012, at 9:00 a.m., local time, at the Bahía Room of the Sheraton Puerto Rico Convention Center and Casino Hotel, 200 Convention Boulevard, San Juan, Puerto Rico 00907.

At the meeting, shareholders will be asked to consider and vote on the following matters:

1.	Elect three “Group 2” directors to serve for three-year terms;

2.	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012;

3.	Conduct an advisory vote to approve the compensation of our named executive officers; and

4.	Act on any other business that may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 28, 2012, the record date for the meeting, are entitled to notice of and to vote at the meeting.

We urge all shareholders to attend the meeting in person or by proxy.  Your vote is important no matter how many shares you own.  Whether you plan to attend the meeting or not, please vote your shares over the Internet or by telephone as we describe in the accompanying materials and the Notice.  As an alternative, if you received a printed copy of the proxy card by mail, you may complete, sign, date and fax the proxy card in accordance with the instructions set forth in the proxy statement, or return the completed proxy card in the postage-paid envelope we have provided.  Your prompt response is necessary to ensure that your shares are represented at the meeting.  You can change your vote and revoke your proxy at any time before the polls close at the meeting, as explained in the accompanying proxy statement.

By order of the Board of Directors,

Roberto García-Rodríguez
General Counsel and Secretary

San Juan, Puerto Rico
March 16, 2012

i

TRIPLE-S MANAGEMENT CORPORATION
P.O. Box 363628
San Juan, Puerto Rico 00936-3628

PROXY STATEMENT
Annual Meeting of Shareholders
April 27, 2012

This proxy statement is being made available to our shareholders in connection with a solicitation of proxies by the Board of Directors (the “Board”) of Triple-S Management Corporation (“Triple-S Management,” the “Company,” “we,” “us,” or “our”) for use at the 2012 Annual Meeting of Shareholders and at any adjournment or postponement of the meeting. The meeting will be held on Friday, April 27, 2012, beginning at 9:00 a.m., local time, at the Bahía Room of the Sheraton Puerto Rico Convention Center and Casino Hotel, 200 Convention Boulevard, San Juan, Puerto Rico 00907.

We are furnishing the proxy materials over the Internet under the rules of the Securities and Exchange Commission (“SEC”).  On or about March 16, 2012, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record of our class B common stock.  On or about the same date we will mail shareholders of our class A common stock a printed copy of this proxy statement, our 2011 Annual Report and a proxy card.  If you receive the Notice by mail, you will not receive a paper copy of the proxy materials unless you request one.  The Notice will instruct you as to how you may access and review the proxy materials on the Internet and how to cast your vote over the Internet or by telephone.  The Notice also contains instructions on how to request a paper copy of our proxy materials, free of charge.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 27, 2012:  This proxy statement, our 2011 Annual Report, the form of proxy and voting instructions are being made available to shareholders of record of our class B common stock on or about March 16, 2012, at www.proxyvote.com.  If you receive the Notice and would still like to receive a printed copy of the proxy materials or our 2011 Annual Report, including audited financial statements, for the year ended December 31, 2011, you may request a printed copy by any of the following methods: (a) telephone at 1-800-579-1639; (b) Internet at www.proxyvote.com; or (c) e-mail at sendmaterial@proxyvote.com.  Please make the request as instructed above on or before April 13, 2012 to facilitate timely delivery.

All proxies will be voted in accordance with the instructions they contain.  If you do not specify your voting instructions on your proxy card with respect to a particular matter, your shares will be voted in accordance with the recommendations of our Board.

INFORMATION ABOUT VOTING, SOLICITATION AND THE ANNUAL MEETING

Who can vote?

To be able to vote, you must have been a shareholder of record of our common stock at the close of business on February 28, 2012.  This date is the “record date” for the annual meeting.  Shareholders of record on the record date are entitled to vote on each proposal at the meeting or any postponement or adjournment of the meeting. As of the close of business on the record date, there were 28,428,351 shares of our common stock outstanding, consisting of 9,042,809 issued and outstanding shares of class A common stock (“Class A shares”) and 19,385,542 issued and outstanding shares of class B common stock (“Class B shares”). Class A shares and Class B shares are sometimes referred to collectively in this proxy statement as “common stock.”

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on.  All shares of each class of our common stock will vote together as a single class on all matters brought before the annual meeting.

How do I vote if I am the shareholder of record of my shares?

If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, and not through a broker, bank or other nominee, you are considered the “shareholder of record” with respect to those shares.  We have sent the Notice or the printed proxy materials directly to you.  If you are the shareholder of record or “record holder” of your shares, you may vote in one of the following five ways:

•
Through the Internet at www.proxyvote.com.  You may vote from any location in the world by following the instructions on the Notice or going to the Internet address stated on your proxy card.  If you vote through the Internet, you do not need to return a proxy card.

•
By telephone.  You may vote by calling the number on your proxy card.  If you receive only the Notice, you may follow the procedures contained in the Notice to request a proxy card.  If you vote by telephone, you do not need to return a proxy card.

•
By fax.  You may vote by completing and signing your proxy card and faxing both sides of the completed proxy card to (787) 749-4148.  If you receive only the Notice, you may follow the procedures outlined in the Notice to request a proxy card to submit your vote by fax.

•
By mail.  You may vote by completing and signing your proxy card and mailing it in the enclosed postage-prepaid envelope.  You do not need to affix a stamp on the enclosed envelope if you mail it in the United States.  If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address:  Triple-S Management Corporation c/o Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, NY  11717.  If you receive only the Notice, you may follow the procedures outlined in the Notice to request a proxy card to submit your vote by mail.

•	In person. You may vote by attending the annual meeting and voting in person or you may vote by submitting a proxy at the meeting.

The Internet and telephone voting facilities will close at 11:59 p.m. Atlantic Standard Time (Eastern Daylight Time) on April 26, 2012.  If you plan to vote by fax or by mail, your proxy card must be received no later than 12:00 p.m. Atlantic Standard Time (Eastern Daylight Time) on April 26, 2012.

In order to ensure that your proxy is voted according to your instructions and avoid delays in ballot taking and counting, we request that you provide your full title when signing a proxy as attorney-in-fact, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor.  If shares are registered in the name of more than one record holder, all record holders must sign the proxy card.

How do I vote if my shares are held in “street name”?

If you hold your shares of common stock in street name you will receive the Notice from your broker, bank or other nominee that includes instructions on how to vote your shares.  Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.  In addition, your may request paper copies of our proxy statement and proxy card by following the instructions on the Notice provided by your broker, bank or other nominee.  If your shares are held in street name, you must present a legal proxy, issued in your name by your broker, bank or other nominee, to be admitted to the meeting and vote your shares in person.

Can I change or revoke my vote?

Yes.  You can change your vote or revoke your proxy at any time before it is voted by:

•	delivering a written notice of revocation to our Secretary at or before the meeting;

•	submitting another proxy by telephone or via the Internet;

•	submitting another proxy by fax or mail;

•	presenting to our Secretary, before or at the meeting before polls close with respect to a particular matter, a later dated proxy executed by the person who executed the prior proxy; or

•	voting in person at the meeting.

If you provide more than one proxy, the proxy having the latest date will revoke any earlier proxy.  Attendance at the meeting will not, by itself, revoke a proxy.  Any written notice or revocation or delivery of a subsequent proxy by a stockholder of record may be sent to Triple-S Management Corporation, 1441 F.D. Roosevelt Avenue, 6th Floor, San Juan, Puerto Rico 00920, Attention:  Secretary, or hand delivered to our Secretary at or before the voting at the annual meeting.

If your shares are held in street name by a broker, bank or other nominee, you must contact that institution to change your vote or, if you intend to be present and vote at the annual meeting, bring the legal proxy issued in your name by such broker, bank or other nominee to the meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and proxy card.  For example, if you hold your Class B shares in more than one brokerage account, you may receive a separate Notice for each brokerage account in which you hold shares.  Please vote each proxy card that you receive.

Who may be present at the annual meeting?

Only shareholders of record and beneficial owners with a legal proxy issued in their name by their respective broker, bank or other nominee may be present at the annual meeting.  No other person, including those persons accompanying a shareholder, will be allowed at the annual meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

What constitutes a quorum for the annual meeting?

In order for business to be conducted at the meeting, a quorum must be present in person or represented by valid proxies at the beginning of the meeting. On the record date, 28,428,351 shares of common stock were issued and outstanding.  The presence, in person or by proxy, of one third (1/3) of those shares will constitute a quorum for the meeting.  Shares of common stock represented in person or by proxy (including “broker non-votes” (as discussed below) and shares that abstain or do not vote with respect to a particular proposal) will be treated as shares that are present for purposes of determining whether a quorum exists at the meeting.

Any broker holding shares of record for you is not entitled to vote on certain matters unless the broker receives voting instructions from you, as you are the beneficial owner of the shares.  Uninstructed shares, or “broker non-votes,” result when shares are held by a broker who has not received instructions from the beneficial owner on such matters and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority.

We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough shares will be present for us to hold the annual meeting.

What vote is required to approve each proposal?

Proposal 1 – Election of Directors.   A nominee must be elected to our Board by a majority of votes cast with respect to such nominee by the shares of common stock entitled to vote and present at the meeting.  Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on the election of directors.  If shareholders do not elect a director nominee who is already serving as a director, Puerto Rico corporation law provides that the director will continue to serve on our Board as a “holdover” director until his or her successor is elected.

Proposal 2 – Ratification of Independent Registered Public Accounting Firm.  The approval of Proposal 2 requires a majority of votes cast with respect to this proposal by the shares of common stock entitled to vote and present at the meeting.  The approval of Proposal 2 is a routine proposal on which a broker or other nominee is generally empowered to vote.  Accordingly, it is likely that we will not receive broker non-votes as a result of this proposal.

Proposal 3 – Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”).  The approval of Proposal 3 requires a majority of votes cast with respect to this proposal by the shares of common stock entitled to vote and present at the meeting.  Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on proposals related to executive compensation in the absence of voting instructions from the beneficial owner.

A “majority of votes cast” means that the votes cast “for” a proposal exceeds the votes cast “against” such proposal.  Abstentions and broker non-votes will not count as a vote “for” or “against” the proposal and thus will have no effect in determining whether the proposal has received a majority of the votes cast.

A majority of votes cast by the shares of common stock entitled to vote and present at the meeting with respect to any other item properly presented at the meeting will be required for approval of such item, unless a greater percentage is required by law, our articles of incorporation or our bylaws.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc, an independent third party, will act as inspectors of the election and tabulate the votes cast by proxy or in person at the annual meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board.  The Board’s recommendation for each proposal is set forth below.

Election of Directors (page 6).	The Board recommends a vote “FOR” each of these directors.

Ratification of the Selection of the Independent Registered Public Accounting Firm (page 9)	The Board recommends a vote “FOR” this proposal.

Advisory Vote to Approve the Compensation of Our NEOs (page 11)	The Board recommends a vote “FOR” this proposal.

With respect to any other matter that properly comes before the meeting (and at any postponement or adjournment thereof), the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Will any other matters be voted on at this meeting?

We do not know of any other matters that may come before the annual meeting other than as described in the notice of meeting.  The chairman of the meeting will declare out of order and disregard any matter not properly presented.  However, if any new matter requiring the vote of our shareholders is properly presented before the annual meeting, proxies may be voted with respect thereto at the discretion of the proxy holders.

Where can I find the voting results?

We will report the voting results in a Current Report on Form 8-K within four business days after the end of our annual meeting.

What is the cost and method of soliciting these proxies?

We will bear the costs of solicitation of proxies.  We have engaged two independent contractors, Ms. Iris Pérez and Ms. Ivette Colón, to assist us with the solicitation of proxies for an estimated fee of $1,500 each.  In addition, our directors, officers and employees may solicit proxies in person, by telephone, facsimile or email without additional compensation.  We also will reimburse banks, brokers or other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials to shareholders and obtaining their votes.

How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2013 annual meeting of shareholders?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2013 annual meeting of shareholders, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  To be eligible for inclusion, we must receive your shareholder proposal for our proxy statement for the 2013 annual meeting of shareholders at our principal corporate offices in San Juan, Puerto Rico, at the address below no later than November 16, 2012.

In addition, our bylaws require that we be given advance written notice for nominations for election to our Board of Directors and other matters that shareholders wish to present for action at an annual meeting other than those to be included in our proxy statement under Rule 14a-8.  The Secretary must receive such notice at the address noted below not less than 120 days or more than 150 days before the first anniversary of the preceding year’s annual meeting.  However, if the date of our annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date, then we must receive such notice at the address noted below not later than the close of business on the tenth day after the day on which public disclosure of the meeting was made.  Assuming that the 2013 annual meeting is not advanced by more than 30 days nor delayed by more than 60 days from the anniversary date of the 2012 annual meeting, you would need to give us appropriate notice at the address noted below no earlier than November 28, 2012, and no later than December 28, 2012.  If a shareholder does not provide timely notice of a nomination or other matters to be presented at the 2013 annual meeting, it will not appear in the notice of meeting.

Our bylaws also specify requirements relating to the content of the notice that shareholders must provide to our Secretary for any matter, including a shareholder proposal or nomination for director, to be properly presented at a shareholder meeting.  A copy of the full text of our bylaws is on file with SEC and available on our Internet website, www.triplesmanagement.com.

Any proposals, nominations or notices should be sent to:

Roberto García Rodríguez
General Counsel and Secretary
Triple-S Management Corporation
1441 F.D. Roosevelt Avenue, 6th Floor
San Juan, Puerto Rico 00920

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting.  You will still be able to change or revoke your proxy at any time before it is voted.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board is divided into three groups, with one group being elected each year and members of each group holding office for a three-year term.  This classified board structure is required by the terms of our license agreement with the Blue Cross Blue Shield Association.  Our Board currently consists of twelve members, three of whom are Group 1 directors (with terms expiring at the 2014 annual meeting), four of whom are Group 2 directors (with terms expiring at the 2012 annual meeting), and four of whom are Group 3 directors (with terms expiring at the 2013 annual meeting).  The president and chief executive officer is an ex-officio member of our Board and is excluded from the three director groups.

In 2011, Mr. Vicente León-Irizarry met the age limit of 72 years to serve as a director and, in accordance with our Bylaws, cannot stand for reelection.  The Board has not nominated an individual to substitute of Mr. León-Irizarry, reducing Group 2 directors from 4 to 3 directors and our total Board size from 12 to 11 directors.  Consequently, at the annual meeting, shareholders will have an opportunity to vote for three (3) nominees to serve as Group 2 directors, who will serve until the 2015 annual meeting or until his/her successor is elected or qualified.  A majority of the votes cast at the meeting is required to elect each nominee.

The persons named as proxies in the proxy card will vote for each of these nominees unless you instruct otherwise on the proxy card.  Each nominee has indicated his willingness to serve, if elected.  However, if any or all of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board or our Board may reduce the number of directors.  We have no knowledge that any nominee will become unavailable for election.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each nominee and director.  The information presented includes information the nominees and directors have given us about their age, positions held, their principal occupation, business experience and directorships (including positions held in our Board’s committees, if any) for the past five years. In addition to the information presented below regarding each nominee’s and director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that the nominees and directors should serve as members of the Board, we also believe that all of our nominees and directors have a reputation for integrity, honesty and adherence to high ethical standards.  They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board, which taken as a whole, enable the Board to satisfy its oversight responsibilities in light of our business and structure.

Information about the number of shares of common stock beneficially owned by each director appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”  See also “Other Relationships, Transactions and Events.”  There are no family relationships among any of our directors and executive officers.

Nominees for Election

Our Board has nominated the following candidates for election as directors and recommends a vote “FOR” each of the nominees.

Luis A. Clavell-Rodríguez, MD, Chairman of the Board of Directors, Director since 2006. Dr. Clavell-Rodriguez, age 60, is chief medical officer and president of the Professional Board at San Jorge Children’s Hospital in San Juan, Puerto Rico. He is the principal investigator for the Children’s Oncology Group and the Dana Farber Acute Lymphoblastic Leukemia Consortium at said institution. He was a professor of pediatrics and pathology from 1980 to 1994, and director of pediatric hematology oncology from 1984 to 1994, at the University of Puerto Rico School of Medicine. He has particular expertise in clinical investigation.  He is the chairman of the Board’s Executive Committee and member of the Investment and Finance Committee.  We believe Dr. Clavell-Rodriguez’s qualifications to sit on our Board include his more than 30 years of experience as a medical doctor and medical service provider, and his successful record of leadership during more than 20 years as an administrator of medical facilities and related organizations, which are valuable experiences given our managed care business.

Jesús R. Sánchez-Colón, DMD, Director since 2000.  Dr. Sánchez-Colón, age 56, is currently the Assistant Secretary of our Company and chairman of the board of directors of our principal operating subsidiary, Triple-S Salud, Inc.  He is a dentist in private practice since 1982.  He currently serves as chairman of the board of directors of B. Fernández & Hermanos, Inc., a corporation dedicated to the importation and distribution of grocery products and liquors for the retail and food service trade in Puerto Rico, and is a member of the board of directors of B. Fernández Holding Co. since 2007 and of Pan Pepin, Inc. since 2006.  He was chairman of the board of directors of Delta Dental Plan of Puerto Rico from 1997 to 2000.  He is a member of the Board’s Executive Committee.  We believe Dr. Sánchez-Colón’s qualifications to sit on our Board include his 29 years of experience as a dentist, his service on the boards of other privately-owned companies and his executive experience in business and the insurance industry.

Cari M. Dominguez, PhD.  Ms. Dominguez, age 63, serves as a director of Manpower, Inc., a global workforce provider, since 2007, and is a member of its executive compensation and human resources committee. She was the chair of the U.S. Equal Employment Opportunity Commission from 2001 to 2006.  She is president of Dominguez & Associates, a management consulting firm, which she founded in 1999.  From 1995 to 1998, she was a partner at Heidrick & Struggles, an international executive search firm.  From 1993 to 1995, she was a director at Spencer Stuart, a consulting firm.  From 1989 to 1993 she was Assistant Secretary for the Employment Standards Administration and Director of the Office of Federal Contract Compliance Programs at the U.S. Department of Labor.  Before then, Ms. Dominguez held senior management positions with Bank of America.  We believe Ms. Dominguez’ qualifications to sit on our Board include her extensive leadership, executive and governmental experience and her knowledge of human resources management and policy in the public and private sectors.

We believe these three nominees have particular skills and characteristics that complement those already represented in the Board.  Mr. Clavell-Rodríguez has extensive medical and business expertise.  His experience as an administrator within the health industry, including medical facilities, enables him to provide expert leadership and oversight to the Board and the Company.  We also believe that his role as Chairman of the Board brings executive leadership experience, including his service as chief medical officer of a medical facility.  Mr. Sánchez-Colón brings to the Board his extensive medical and business experience, including his expertise in the insurance industry, along with his executive leadership experience as a board member of several corporations.   Ms. Dominguez brings to the Board her executive and directorship experience, including her leadership roles in the U.S. government and on the board of a publicly traded company, along with her expertise in human resources.  We encourage our shareholders to read the “Director Nominations Process” section of this proxy, at page 14, for further details.

Directors Continuing in Office

Group 1 Directors (Terms expire at the 2014 annual meeting)

Adamina Soto-Martínez, CPA, Director since 2002. Ms. Soto-Martínez, age 64, is a Certified Public Accountant and a founding partner of the accounting firm of Kevane Grant Thornton, LLP, where she worked from 1975 until her retirement in October 2009.  She was the managing partner of the firm during the last sixteen years of her professional career.  She is a member of the Board’s Compensation Committee and the Audit Committee.  We believe Ms. Soto-Martínez’ qualifications to sit on our Board of Directors include her profound knowledge of public and financial accounting, audit and business advisory matters as a result of over 30 years experience advising complex business organizations.

Jorge L. Fuentes-Benejam, PE, Director since April 2008.  Mr. Fuentes-Benejam, age 63, was chairman of the board, president and chief executive officer from 1986 until 2010, and is currently chairman and CEO, of Gabriel Fuentes Jr. Construction Co. Inc, a heavy and marine construction business, and of Fuentes Concrete Pile Co. Inc., a precast concrete pile manufacturing business, and related entities.  Currently, Mr. Fuentes-Benejam is a member of the board of trustees of Interamerican University, Puerto Rico’s largest private university.  He is a member of the Board’s Corporate Governance and Nominations Committee, the Compensation Committee and the Investment and Finance Committee.  We believe Mr. Fuentes-Benejam’s qualifications to sit on our Board include his knowledge of the Puerto Rico business environment, particularly in the construction industry—one of the key industries we serve—as well as his management and board experience, which includes serving as a director on the board of Puerto Rican Cement Company, Inc., a publicly traded company, for eighteen years, as chairperson of its compensation committee, and as a director of a bank in Puerto Rico.

Francisco Toñarely-Barreto, Director since 2011. Mr. Toñarely-Barreto, age 54, is president and chief executive officer of Stock Spirits Group USA, Inc., a spirits production and distribution company, and president of BrandEquity, a visual marketing and brand communications firm.  From 2000 to 2002, he was the vice president for the Global Marketing Tequila Group for Seagram Spirits and Wine Group.  From 1994 to 1996, and from 1993 to 1994, he was vice president of marketing for Bacardi International for Latin America and Spain.  Also, from 1986 to 1993, he was marketing director of Latin America, Caribbean and Puerto Rico for Pepsi-Cola International.  He has particular expertise in brand strategy development, brand introductions, product development and innovation, and domestic and international marketing.  He is a member of the Compensation Committee and the Investment and Finance Committee.  We believe Mr. Toñarely-Barreto’s qualifications to sit our Board include his extensive marketing experience, his service in several international companies and his understanding of global markets.

Group 3 Directors (Terms expire at the 2013 annual meeting)

Carmen Ana Culpeper-Ramírez, Director since 2004. Ms. Culpeper-Ramírez, age 66, owns and manages an independent management consulting practice.  She is currently a director of the Puerto Rico Aqueducts and Sewer Authority.  From 2007 to 2009, Ms. Culpeper-Ramírez was employed by BBVA Securities in Puerto Rico.  She was district director for the Puerto Rico and the Virgin Islands of the Small Business Administration from 2004 to 2007.  She also served as vice president of Citibank Latin America Investment Bank Division in New York from 1985 to 1988.  Ms. Culpeper-Ramírez served on the boards and audit committees of Santander BanCorp and Centennial Communications Corporation, which were both publicly traded companies, from 2000 to 2003. As president of the Puerto Rico Telephone Company, from 1997 to 1999, she oversaw the company’s privatization.  She is a member of the Board’s Investment and Finance Committee and the Audit Committee and chairs the board of directors of our property and casualty subsidiary. We believe Ms. Culpeper-Ramírez’s qualifications to sit on our Board include her extensive experience as a CEO and as a business consultant, and her knowledge of organizational restructuring, international financial management, regulatory compliance, acquisitions and divestitures and marketing strategies for complex organizations.

Manuel Figueroa-Collazo, PE, PhD, Director since 2004.  Mr. Figueroa-Collazo, age 56, is the president of VERNET, Inc., an educational software development company, since 1999.  He has fifteen years of experience in senior management positions and over twenty-five years of exposure at all management levels in the information and telecommunications industries.  He was CEO for Lucent Technologies, Mexico and a department head at AT&T Bell Laboratories.  He is the chairman of the Board’s Compensation Committee and a member of the Executive Committee and chairs the board of directors of the information technology subsidiary. We believe that Mr. Figueroa-Collazo’s qualifications to sit on our Board include his experience in leading complex technology enterprises and his experience in international markets, which provides the Board with valuable knowledge of information technology, which is critical to our business and brings a unique perspective to our Board.

Antonio F. Faría-Soto, Director since May 2007.  Mr. Faría-Soto, age 63, was chairman of the board of directors and CEO of Doral Bank, the main operating subsidiary of Doral Financial Corporation, a publicly traded company, and president of Doral Money, a subsidiary of Doral Bank, from 2005 to 2006. From 2003 to 2004, he was president of the Government Development Bank for Puerto Rico and served as an ex-officio member of the boards of directors of several government entities dedicated to the economic development of Puerto Rico. From 2002 to 2003, he served as president of the Economic Development Bank for Puerto Rico and from 2001 to 2002 he was Commissioner of the Office of Financial Institutions of Puerto Rico.  Before serving as Commissioner, he worked for over 20 years in various senior positions within the commercial and investment banking industries, with responsibilities that covered countries in Central and South America.  He is the chairman of the Board’s Investment and Finance Committee and a member of the Audit Committee and the Executive Committee.  We believe that Mr. Faría-Soto’s qualifications to sit on our Board include his significant experience in the management and regulation of financial institutions, his knowledge about financial affairs and his executive leadership.

Juan E. Rodríguez-Díaz, Esq., Director since December 2004.  Mr. Rodríguez-Díaz, age 70, is a commercial, corporate and tax attorney admitted to the practice of law in Puerto Rico and New York who currently works as senior and managing partner of Totti & Rodríguez Díaz in San Juan, Puerto Rico.  He currently serves as a member of the boards of directors of Vassallo International Group, Inc., Vassallo Research and Development, Inc., Luis Ayala Colón Sucrs., Inc. and the Government Development Bank for Puerto Rico, including certain of its subsidiaries and affiliates.  He is the chairman of the board of directors of our life insurance subsidiary, chairman of the Board’s Corporate Governance and Nominations Committee and member of the Executive Committee.  We believe that Mr. Rodríguez-Díaz’s experience as a corporate and commercial attorney and his overall knowledge in corporate and business affairs gives him unique insight with respect to the challenges and opportunities involved in negotiating our future acquisitions.

Management Director (Ex-Officio)

Ramón M. Ruiz-Comas, CPA, Chief Executive Officer and President, Director since May 2002. Mr. Ruiz-Comas, age 55, has served as our president and chief executive officer since May 2002.  He is a member of the board of directors of the Blue Cross Blue Shield Association and chairman of its audit committee.  Mr. Ruiz-Comas is also chairman of the board of trustees of Universidad del Sagrado Corazón and serves on the boards of directors of United Way of Puerto Rico and the Puerto Rico Chamber of Food Marketing, Industry and Distribution.  Mr. Ruiz-Comas served as our executive vice president from November 2001 to April 2002 and as our senior vice president and chief financial officer from February 1999 to October 2001.  From 1995 to 1999, Mr. Ruiz-Comas served as our managed care subsidiary’s senior vice president of finance and from 1990 to 1995 he was its vice president of finance.  We believe Mr. Ruiz-Comas’ qualifications to sit on our Board include his more than 30 years of experience in the insurance industry, along with his various leadership executive positions at the Company and his extensive experience in financial and accounting matters.

Pursuant to our articles of incorporation, Mr. Ruiz-Comas is a director of the Company by virtue of being our president and chief executive officer.  Mr. Ruiz-Comas is not included in the three groups into which our Board is divided.  As an ex-officio director, Mr. Ruiz-Comas’ membership in our Board is not subject to shareholder approval and the shareholders may not remove him from office while he is our president and chief executive officer.

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers as our independent registered public accounting firm for 2012, and our Board is asking shareholders to ratify that selection. Although current law, rules, and regulation, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise our independent registered public accounting firm, our Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of PricewaterhouseCoopers for ratification by shareholders as a matter of good corporate practice. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our shareholders. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

A majority of votes cast with respect to this proposal by the shares of common stock entitled to vote and present at the meeting is required to approve the ratification of the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for 2012.

Our Board of Directors recommends a vote FOR the proposal.

Independent Registered Public Accounting Firm Fees and Other Matters

The following is a description of the fees we paid or accrued for the professional services rendered by PricewaterhouseCoopers for the years ended December 31, 2011 and 2010:

Audit Fees.  The audit fees for the year ended December 31, 2011 and 2010 were for professional services rendered by PricewaterhouseCoopers for the integrated audits of our annual consolidated financial statements and system of internal control over financial reporting, reviews of the financial statements included in our quarterly reports on Form 10-Q, and statutory audits required of our subsidiaries.  Total fees related to the audit of the financial statements as of and for the years ended December 31, 2011 and 2010 were $1,591,000 and $1,266,000, respectively.  The audit fees disclosed for the year ended December 31, 2010 included $195,000 of additional fees that were billed after our submission of last year’s proxy statement.

Audit-Related Fees.  The audit-related fees for professional services rendered by PricewaterhouseCoopers for the years ended December 31, 2011 and 2010 were related to procedures performed for SSAE 16 (Statement of Standards for Attestation Engagements-Reporting on Controls at Service Organizations) audits.  Total audit-related fees billed were $152,500 and $149,000, respectively.  The fees disclosed for the year ended December 31, 2010 included $20,000 of additional fees following our submission of last year’s proxy statement.

Tax Fees.  The fees billed for professional services rendered by PricewaterhouseCoopers for the years ended December 31, 2011 and 2010 related to tax compliance, tax advice or tax consulting were $8,900 and $28,275, respectively.

All Other Fees.  Total fees for professional services rendered by PricewaterhouseCoopers, other than those previously reported, as for the year ended December 31, 2011 and 2010 were $0 and $50,000, respectively.  The 2010 fees corresponded to Agreed Upon Procedures and an internal investigation.  No other services were rendered by PricewaterhouseCoopers for the year ended December 31, 2011.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must pre-approve all auditing and non-audit services rendered by our independent registered public accounting firm.  Pre-approval is not required for non-audit services if: (1) the aggregate dollar value of such services does not exceed five percent of the total fees paid by the Company to the external auditors during the fiscal year in which the non-audit services are provided; (2) the Company did not recognize such services as non-audit services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit.  The Audit Committee pre-approved all audit and non-audit services.

PROPOSAL 3 – ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”') enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.

Summary

In 2011, our shareholders recommended that the compensation of our NEOs be presented to our shareholders on an annual basis.  Our Board accepted this recommendation, and in this proxy statement, we are asking our shareholders to provide advisory approval of the compensation of our NEOs, as such compensation is described in its “Compensation Disclosure” section.  Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, which are critical to our success.  The following is a summary of some of the key points of our executive compensation program.  We urge our shareholders to review the information in “Compensation Disclosure—Compensation Discussion and Analysis” of this proxy statement and executive-related compensation tables for more information.

We provide competitive pay opportunities that reflect best practices and compare our total executive compensation with total compensation levels for equivalent positions at companies similar in size and complexity to ours.  See page 26 of this proxy statement under the heading “Determining Executive Compensation”.  The Compensation Committee periodically reviews our executive compensation program to ensure that total compensation— which includes base salary, short and long-term variable pay opportunities, benefits and perquisites — is generally between the 25 th  and 50 th percentile of the comparable group of companies, and that a significant percentage of total compensation is delivered in the form of incentive compensation.  Our performance-based bonus program, which focuses on profitably increasing our revenues, rewards short-term performance.  Our 2012 equity award program specifically promotes a high performance culture by providing 75% of the equity award value in the form of performance shares and the remaining 25% in the form of time-based restricted stock.  This emphasis on long-term risk-based pay aligns the interests of our executives with those of our stockholders and promotes long-term retention.

We are committed to having strong governance standards with respect to our compensation program, procedures and practices.  As part of its commitment to strong corporate governance and best practices, our Compensation Committee has retained an independent compensation consultant and includes compensation analytical tools as part of its annual executive compensation review.  In addition, our Compensation Committee oversees the management of claw-back provisions, stock ownership guidelines, an equity award grant policy, stock option exercise procedures, and an annual process to assess the risks related to our company-wide compensation programs.

In 2011, our shareholders approved, on an advisory basis, the compensation of our NEOs.  Pursuant to that recommendation, our board approved an executive compensation program for 2012 that is quite similar to the one presented to our shareholders in 2011.

Recommendation

Our board believes that the information provided above and within the “Compensation Disclosure” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests and support long-term value creation.

We are presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive compensation program:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in ‘Compensation Disclosure—Compensation Discussion and Analysis,’ the compensation tables and the narrative discussion contained in our 2012 proxy statement.”

While our Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.  Our shareholders’ vote will not overrule any decision made by our Board nor require the Board to take any action.  However, we will take into account the outcome of the vote when considering future executive compensation decisions for NEOs.

Our Board recommends a vote FOR the proposal.

CORPORATE GOVERNANCE

General

We believe good corporate governance ensures that we are managed for the long-term benefit of our shareholders.  We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies.  As a result, our Board has adopted policies and procedures that we believe are in our best interests and those of our shareholders, including corporate governance guidelines, charters for the standing committees of the Board, director independence standards and a code of business conduct and ethics.  The code of business conduct and ethics applies to our employees, agents, independent contractors, consultants, officers and directors.  Any waiver of the code of business conduct and ethics may be made only by our Board and will be promptly disclosed as required by law or stock exchange regulations. Our Board has not granted any waivers to the code of business conduct and ethics.

You can access additional corporate governance information as well our corporate documents on our website www.triplesmanagement.com in the “Governance Documents” section under “Corporate Governance”.  Copies of these documents are also available to shareholders in print form at no charge by sending a request to Ms. Eileen Perez, Manager, Triple-S Management Corporation, PO Box 363628, San Juan, PR 00936-3628, or by calling (787) 749-4025.

Independence of Directors

Our director independence standards conform to those required by the NYSE.  Under these standards, a director qualifies as “independent” if our Board affirmatively determines that the director has no material relationship with us other than as a director.  In assessing whether a director has a material relationship with us (directly or as a partner, shareholder or officer of an organization that has a relationship with us), the Board uses the criteria outlined in Section 303A.02 of the NYSE Listed Company Manual.  For relationships not covered by the NYSE guidelines, the determination of whether a material relationship exists is made by the members of our Board who are independent under said guidelines.  Our Board has reviewed the relationships between us, including our subsidiaries or affiliates, and each board member, including each such director’s immediate family members.

The Board has affirmatively determined that all the directors are independent other than Messrs. Clavell-Rodríguez, and Sánchez-Colón, all of who receive compensation from Triple-S Salud, Inc. (“TSS”) for services as healthcare providers, and Mr. Ruiz-Comas, whom is our president and chief executive officer.  Each of the independent directors has no relationship with us, other than any relationship that is categorically not material under the guidelines indicated above and other than as disclosed in this proxy statement under “Compensation Disclosure—Director Compensation” and “Other Relationships, Transactions and Events.”  The Board has determined that the relationships described in this proxy statement do not preclude a determination of independence because the amounts involved reflect customary fees for the services rendered, are not material and will not impair the applicable director’s ability to render independent judgment.

Board of Directors Meetings and Committees

The Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations.  The Board’s primary responsibility is to oversee our management and, in so doing, serve our and our shareholders’ best interests.  The Board selects, evaluates and provides for the succession of executive officers, nominates individuals to serve as directors of the Company for election at annual shareholder meetings and elects individuals to fill any vacancies on the Board.  It reviews and approves corporate objectives and strategies, evaluates significant policies and proposed major commitments of corporate resources, and participates in decisions that have a potential major economic impact on us.  Management keeps the directors informed of our activity through regular written reports and presentations at Board and committee meetings.

The Board met 11 times in 2011.  During 2011, each of the incumbent directors serving in 2011 attended at least 75% of meetings of the Board held when he or she was a member.  Directors are also kept informed of our business through personal meetings and other communications, including considerable telephone contact with our Chairman of the Board, Vice Chairman of the Board and others regarding matters of interest and concern to us and our stockholders.  Mr. Ruiz-Comas is the only director who is also an employee.  He does not participate in any board or committee meeting at which his compensation is evaluated.  Pursuant to Blue Cross Blue Shield Association (“BCBSA”) and NYSE requirements, neither non-independent directors nor our officers and employees, including those of our subsidiaries, are members of the Compensation, Audit or Corporate Governance and Nominations Committees.

While we encourage directors to attend our annual meeting of shareholders, we have not adopted a formal policy requiring director attendance at the annual meeting of shareholders.  All of our then current members of the Board attended our 2011 annual meeting of shareholders.

Non-management directors meet regularly in executive sessions without management.  Non-management directors are all our Board members who are not our officers and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with us.  It is our Board’s policy that the Chairman of the Board preside over these executive sessions, which are typically held in conjunction with each regularly scheduled meeting of our Board.  Our independent directors also meet at least once per year in executive sessions without management or directors who are not independent.  It is our Board’s policy that the Vice Chairman of the Board, an independent director, preside over these executive sessions.

Our Board has the following standing committees:  Audit, Compensation, Corporate Governance and Nominations, Investment and Finance, and Executive.  The specific functions and responsibilities of each committee are set forth in its charter, which has been approved by the Board.  Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually.  Current copies of the charters of the Audit, Compensation and Corporate Governance and Nominations Committees are available to shareholders on our website www.triplesmanagement.com in the “Governance Documents” section under “Corporate Governance.”

Audit Committee

The members of our Audit Committee are Messrs. León-Irizarry (chair) and Faría-Soto and Misses Culpeper-Ramírez and Soto-Martínez.  The Board has determined that Mr. León-Irizarry and Ms. Soto-Martínez qualify as audit committee financial experts under the rules of the SEC.  All members of the Audit Committee have been determined by the Board to be independent under the NYSE guidelines and Rule 10A-3(b)(1) of the Exchange Act.  In addition, our Board has determined that each member of the Audit Committee is financially literate and has accounting and/or related financial management expertise as required under the rules of the NYSE.  None of the committee members serves on the audit committee of another listed public company.  Mr. León-Irizarry serves as director of a UBS family of funds (mutual funds) that are required to be registered with local authorities, but not with the SEC.  The Audit Committee has the authority to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company.  The Audit Committee is empowered, without further action by the Board, to cause us to pay the compensation of such advisors as established by the Audit Committee.

The Audit Committee met 11 times during 2011 and each member attended at least 75% of the total meetings of the committee held when he or she was a member.  The responsibilities of our Audit Committee and its activities during 2011 are described in the Audit Committee Report contained in this proxy statement.

Compensation Committee

The members of our Compensation Committee are Messrs. Figueroa-Collazo (chair), Fuentes-Benejam, Toñarely-Barreto and Ms. Soto-Martínez.  The Board has determined that each member of the Compensation Committee is independent under the NYSE guidelines.  The Compensation Committee evaluates and sets the compensation of our president and chief executive officer and our other NEOs, and makes recommendations to our Board regarding the compensation of our directors.  The Compensation Committee also evaluates the policies, program design and structure of, and reviews and approves annual performance objectives relevant to, the compensation of other executive officers of the Company.  The Compensation Committee oversees the administration of and compliance with the Company’s incentive compensation plans, and makes recommendations to the Board with respect to awards under such plans.  The Compensation Committee has the authority to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.  Such independent advisors may be the regular advisors to the Company.  The Compensation Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Compensation Committee.

From 2006 to May 2011, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consulting firm, to assist the Committee on matters related to executive officer and director compensation.  FW Cook was retained directly by the Compensation Committee and provided no other services to us.  Effective June 2011, the primary consultant from FW Cook who had worked on the Compensation Committee’s matters since 2006 commenced employment with Pay Governance LLC (“Pay Governance”), an independent compensation consulting firm.  Because this consultant has a familiarity with the Compensation Committee and knowledge of our management structure and business, the Committee determined to retain Pay Governance as its independent compensation consultant.  Pay Governance reports exclusively to the Compensation Committee and does not provide any additional services to us.

For 2011, the compensation consultants worked with the Compensation Committee to review our compensation peer group to ensure it remains appropriate for use in competitive market assessments of total compensation, provided an analysis of executive total compensation relative to market practices, reviewed our executive and director ownership guidelines to ensure they remain contemporary with prevailing market practice, assisted in the risk assessment of our compensation programs, and provided support for preparation of our disclosure in this proxy statement.  Our Compensation Committee held 15 meetings during 2011 and each member attended at least 75% of the total meetings of the Committee held while he or she was a member.

The responsibilities of our Compensation Committee and its activities during 2011 are described in “Compensation Disclosure—Compensation Discussion and Analysis” below.

Corporate Governance and Nominations Committee

The members of our Corporate Governance and Nominations Committee are Messrs. Rodríguez-Díaz (chair), León-Irizarry, Morgan-Stubbe and Fuentes-Benejam.  The Board has determined that each member of the Committee is independent under the NYSE guidelines.  The purpose of the Corporate Governance and Nominations Committee is to identify individuals qualified to become Board members consistent with criteria approved by the Board, recommend to the Board the persons to be nominated by the Board for election as directors at any meeting of shareholders, develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board.  The responsibilities of the Corporate Governance and Nominations Committee also include oversight of the Board’s annual review of succession planning with respect to senior executives and oversight of our code of business conduct and ethics.  The Corporate Governance and Nominations Committee has the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company.  The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.  The Committee did not retain any such advisors during 2011.

Our Corporate Governance and Nominations Committee held 10 meetings during 2011 and each member attended at least 75% of the total meetings of the Committee held when he was a member.  For information relating to nominations of directors by our shareholders, see “Director Nominations Process” below.

Director Nominations Process.  As part of the nominations process, the Corporate Governance and Nominations Committee is responsible for determining the appropriate skills and characteristics required of new Board members in light of the current Board composition and identifying qualified candidates for Board membership.  The process followed by the Corporate Governance and Nominations Committee to identify and evaluate candidates includes requests to Board members, senior management and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of candidates identified by members of the Corporate Governance and Nominations Committee and the Board.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, the Corporate Governance and Nominations Committee applies the criteria set forth in our Corporate Governance Guidelines.  Generally, the committee verifies that the selected individuals possess the following specific qualities or skills: experience or relevant knowledge, time availability and commitment, good reputation, analytical thinking, ability to work as a team, independent judgment, and ability to verbalize and present ideas in a rational and eloquent fashion.  The Corporate Governance and Nominations Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.  This process also takes into consideration our strategies, the annual peer and self-evaluations of each director and the fit between candidates’ qualifications and our needs.  The aim is to assemble a board that is strong in its collective knowledge and consists of individuals who possess a variety of complementary attributes, which taken together, serve the Company and its shareholders well.  The Board is responsible for the final approval of new director candidates, as well as the nomination of existing directors for reelection.

Shareholders may recommend individuals for the Corporate Governance and Nominations Committee to consider as potential director candidates in the Board’s slate of nominees by submitting their names and background to “Triple-S Management Corporation, Corporate Governance and Nominations Committee”, at Triple-S Management Corporation, PO Box 363628, San Juan, PR 00936-3628.  The Corporate Governance and Nominations Committee will review the qualifications of recommended candidates if appropriate biographical information and background material is provided on a timely basis.  Its evaluation of such candidates will follow the same process, and apply the same criteria, as for director candidates submitted by Board members, senior management or others.  If the Board decides to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, the name will be included in our proxy card for the shareholders’ meeting at which his or her election is recommended.

Shareholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Corporate Governance and Nominations Committee or the Board, by following the procedures set forth in Triple-S Management’s bylaws and described in the response to the question  “How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2013 annual meeting?” in the “Information About Voting, Solicitation and the Annual Meeting” section of this proxy statement.

Criteria and Diversity.  In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Corporate Governance and Nominations Committee, in accordance with the Board’s diversity policy, will review certain criteria to ensure we benefit from a broad diversity of director experience, thoughts, viewpoints and backgrounds. These criteria include the candidate’s possession of competencies related to financial, legal, management, human resources, health care, insurance, and technology expertise.  The Corporate Governance and Nominations Committee will also consider a candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders.  Our Corporate Governance and Nominations Committee recognizes the value of diversity on the Board and carefully considers the Board’s diversity in the director identification and nomination process.  The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.  We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Investment and Finance Committee

The members of the Investment and Finance Committee are Messrs. Faría-Soto (chair), Clavell-Rodríguez, Fuentes-Benejam, Toñarely-Barreto and Ms. Culpeper-Ramírez.  The Investment and Finance Committee oversees and provides advice and guidance to the Board regarding our investment and corporate finance transactions, management, policies and guidelines.  The committee also reviews investment performance, investment risk management exposure, and our capital structure.  The committee is responsible for the overall strategic direction and review of our investment and financing activities.  In 2011, this committee met 10 times.  Each member, with the exception of Mr. Toñarely-Barreto, attended at least 75% of the scheduled meetings held by this Committee.

Executive Committee

The purpose of the Executive Committee is to assist the Board in discharging its duties between meetings of the Board, especially when timing is critical.  The Executive Committee reviews material policy, strategic and emerging issues of the Company, and has the authority to transact administrative matters on behalf of the Board.  This committee met 11 times during 2011 and each member attended at least 75% of the total meetings of the committee held when he or she was a member.  The members of the Executive Committee are Messrs. Clavell-Rodríguez (chair), León-Irizarry, Rodríguez-Díaz, Sánchez-Colón, Faría-Soto, and Figueroa-Collazo.

Board Leadership Structure

We separate the roles of president and chief executive officer and chairman of the Board in recognition of the differences between the two roles.  The president and chief executive officer is responsible for executing our strategic plan and overseeing our day to day leadership and performance, while the chairman of the Board provides guidance to the president and chief executive officer, sets the agenda for Board meetings and presides over meetings of the full Board and executive sessions of non-management directors.  The Board believes that it is not necessary or appropriate in serving our best interest to designate a lead director.  Therefore, the chairperson, chief executive officer and Board as a whole are free to call upon any director to provide leadership in a given situation; however, because Dr. Clavell-Rodríguez, our chairman, is not independent, our Board has appointed the vice chairman of our Board, Mr. León-Irizarry, as presiding director at all executive sessions of independent directors.  The Board holds executive sessions at least once a year.

Risk Oversight

The Board has an active role, as a whole and through its committees, in overseeing management of our risks. In particular, the Audit Committee oversees management of financial risks and our policies with respect to risk assessment and management.  The Corporate Governance and Nominations Committee annually reviews our corporate governance guidelines and their implementation, including risks associated with director independence and potential conflicts of interest.  The Compensation Committee oversees the management of risks relating to our executive compensation structure.  Our Investment and Finance Committee oversees risks related to our investment policy, financial strategies, and corporate acquisitions.  While each of these committees is responsible for evaluating and overseeing the management of certain risks, the entire Board is regularly informed about such risks through committee reports.  The Board also receives regular reports from members of senior management regarding areas of material risk to us, including operational, financial, legal, regulatory, strategic and reputational risks, and annually reviews our strategic plan which addresses, among other matters, the risks and opportunities we face.  Its review of this information enables the Board to understand and assess our risk identification, management and mitigation strategies.

In June 2009, the Company engaged the services of a leading national risk consulting firm to assist management in assessing our existing enterprise risk management (“ERM”) capabilities and design an ERM framework that integrates risk management functions across our business units.  We completed the ERM framework, defined our major risks, and assigned oversight responsibility for each of these risks across different Board committees.  We also created a management-level risk committee, adopted a charter defining its responsibilities, and assigned risk owners within the Company to develop and implement response plans for each risk.  This assessment is ongoing.

Communications from Shareholders and Other Interested Parties

The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond as appropriate.  Absent unusual circumstances or as contemplated by committee charters, the chairman of the Board will, with the assistance of our corporate secretary and general counsel, be primarily responsible for monitoring communications from shareholders and other interested parties and provide copies or summaries of such communications to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chairman of the Board considers to be important for the directors to review.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to Corporate Secretary, Triple-S Management Corporation, P.O. Box 363628, San Juan, PR 00936-3628, Attention: Secretary.  All correspondence addressed to a director will be forwarded to that director.

Alternatively, a shareholder or other interested party may confidentially contact our Audit Committee by calling our EthicsPoint services at the toll-free number 1-866-384-4277 or electronically through www.ethicspoint.com.  Communications received by EthicsPoint are completely confidential and allow for shareholders, employees and other interested parties to report any violations or irregularities that could affect us. Communications will be reviewed by the Audit Committee, which may discretionally forward communications that are not related to accounting or auditing matters to other committees of the Board or management for review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our Class B shares as of December 31, 2011 by the shareholders we know to beneficially own more than 5% of our outstanding Class B shares.  These shareholders do not own Class A shares.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
FMR LLC(4)	1,978,711	10.05
Edward C. Johnson 3d Fidelity Management & Research Company Fidelity Low-Priced Stock Fund 82 Devonshire Street Boston, Massachusetts 02109

T. Rowe Price Associates, Inc. (5)	1,884,217	9.60
100 E. Pratt Street Baltimore, MD 21202

Dimensional Fund Advisors LP(6)	1,451,244	7.43
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746

North Run Advisors, LLC(7)	1,334,842	6.80
North Run GP, LP North Run Capital, LP Todd B. Hammer Thomas B. Ellis One International Place Suite 2401 Boston, MA 02110

BlackRock, Inc.(8)	1,004,901	5.15
40 East 52nd Street
New York, NY 10022

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act.

(2)
For each person, the “Amount and Nature of Beneficial Ownership” column may include shares of a class of common stock attributable to the person because of that person’s voting or dispositive power or other relationship. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)	Based on 19,364,119 Class B shares outstanding as of the December 31, 2011.

(4)
Based solely on a Schedule 13G/A filed by FMR LLC on August 9, 2011 reporting the above stock ownership as of July 31, 2011. FMR LLC reports that it has sole voting power with respect to 20,977 Class B shares and sole dispositive power with respect to 1,978,711 Class B shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, reports that it is the beneficial owner of 1,958,711 Class B shares, or 9.945% of the outstanding Class B shares. Fidelity Low-Priced Stock Fund reports that it is the beneficial owner of 1,957,734 Class B shares, or 9.940% of the outstanding Class B shares. Edward C. Johnson 3d has sole voting power with respect to 20,000 Class B shares and sole power to dispose of 1,978,711 Class B shares. Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 20,000 Class B shares, or 0.102% of the outstanding Class B shares.

(5)
Based solely on a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 14, 2012 reporting the above stock ownership as of December 31, 2011.  Price Associates reports that it has sole voting power with respect to 635,660 Class B shares and sole dispositive power with respect to 1,884,217 Class B shares.  These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with the power to direct investments and/or sole power to vote the securities.  For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)
Based solely on a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) on February 10, 2012 reporting the above stock ownership as of December 31, 2011. Dimensional reports that it has sole voting power with respect to 1,416,426 Class B shares and sole dispositive power with respect to 1,451,244 Class B shares. These securities are owned by certain funds which Dimensional serves as investment advisor, sub-adviser and/or manager. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)
Based solely on a Schedule 13G/A filed by North Run Capital, LP, North Run GP, LP, North Run Advisors, LLC, Todd B. Hammer and Thomas B. Ellis on February 10, 2012 reporting the above stock ownership as of December 31, 2011. Each of North Run Capital, LP, North Run GP, LP, North Run Advisors, LLC, Todd B. Hammer and Thomas B. Ellis reports that it has shared voting power with respect to 1,334,842 Class B shares and shared dispositive power with respect to 1,334,842 Class B shares

(8)
Based solely on a Schedule 13G filed by BlackRock, Inc. on January 20, 2012 reporting the above stock ownership as of December 31, 2011. BlackRock, Inc. reports that it has sole voting power with respect to 1,004,901 Class B shares and sole dispositive power with respect to 1,004,901 Class B shares.

The following table contains information regarding the beneficial ownership of our common stock as of February 28, 2012 by:

●	each director and nominee for director named in this proxy statement;

●	each executive officer named in the Summary Compensation Table included in this proxy statement; and

●	all of our directors and executive officers as a group.

	Class A Shares		Class B Shares
	Amount and		Amount and	Shares
	Nature of		Nature of	Acquirable	Total Shares
Name and Address of	Beneficial		Beneficial	Within 60	Beneficially
Beneficial Owner(1)	Ownership(2)	% of Class(3)	Ownership(2)	Days(4)	Owned	% of Class(3)

Directors:
Luis A. Clavell-Rodríguez	17,218	*	26,515	0	26,515	*
Carmen Ana Culpeper-Ramírez	0	*	7,533	0	7,533	*
Antonio F. Faría-Soto	0	*	9,667	0	9,667	*
Manuel Figueroa-Collazo	0	*	13,133	0	13,133	*
Jorge L. Fuentes-Benejam	0	*	6,333	0	6,333	*
Vicente J. León-Irizarry	0	*	7,533	0	7,533	*
Jaime Morgan-Stubbe	0	*	6,333	0	6,333	*
Juan E. Rodríguez-Díaz	0	*	10,333	0	10,333	*
Jesús R. Sánchez-Colón (5)	6,064	*	11,089	0	11,089	*
Adamina Soto-Martínez	0	*	9,633	0	9,633	*
Francisco Toñarely	0	*	1,684	0	1,684	*

Named Executive Officers:
Ramón M. Ruiz-Comas (6)	0	*	158,208	99,950	258,158	1.33
Juan J. Román-Jiménez	0	*	75,689	0	75,689	*
Arturo Carrión-Crespo	0	*	14,504	39,052	53,556	*
Socorro Rivas-Rodríguez	0	*	48,903	155,172	204,075	1.05
Eva G. Salgado-Micheo	0	*	15,604	46,552	62,156	*
Liliana Rivera-Corcino	0	*	0	0	0	*

All our directors, nominees and executive officers as a group (23 persons )	23,282	*	429,079	354,047	783,126	4.04

*	Less than 1% of outstanding common stock of such class.

(1)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of the record date upon the exercise of options or warrants or upon the vesting of deferred stock awards.

(2)
For each person, the “Amount and Nature of Beneficial Ownership” column may include shares of a class of common stock attributable to the person because of that person’s voting or dispositive power or other relationship. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)
Each beneficial owner’s percentage ownership is determined by assuming that all options held by such persons that are exercisable within 60 days of the record date have been exercised, based on 9,042,809 Class A shares and 19,385,542 Class B shares outstanding as of the record date.

(4)	The number shown equals the stock options exercisable or that may become exercisable within 60 days of February 28, 2012.

(5)	Includes 5,051 Class A shares and 2,769 Class B shares owned by the spouse of Dr. Sánchez-Colón, with respect to which he has shared voting and dispositive powers.

(6)	Mr. Ruiz-Comas is the president and chief executive officer. Pursuant to our articles of incorporation and our bylaws, the president is a member of our Board while acting in such capacity.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership of our common stock on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5.  To our knowledge, no persons currently beneficially own more than 10% of a registered class of our equity securities. Officers and directors are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and written representations by the persons required to file these reports, during the fiscal year ended December 31, 2011, our officers and directors complied with all Section 16(a) filing requirements, except as follows:  (i)  Ms. Liliana Rivera-Corcino, Corporate Controller, and (ii) Mr. Joseph R. Driscoll, a former officer of our Company, were both late filing their respective Form 3 to report that they did not own common stock of the Company.

INFORMATION ABOUT EXECUTIVE OFFICERS

Executive Officers of Triple-S Management

The following table sets forth (i) the name, age and position of each of our executive officers as of December 31, 2011 and (ii) the business experience of each person named in the table during at least the past five years.

Executive Officer	Age	Position(s)	Business Experience
Ramón M. Ruiz-Comas	55	President and Chief Executive Officer	President and Chief Executive Officer since May 2002

Socorro Rivas-Rodríguez	64	President and Chief Executive Officer of Triple-S Salud, Inc.	President and Chief Executive of Triple-S Salud, Inc., our managed care subsidiary, since May 2002

Eva G. Salgado-Micheo	55	President of Triple-S Propiedad, Inc.	President of Triple-S Propiedad, Inc., our property and casualty insurance business, since July 2003

Arturo Carrión-Crespo	54	President of Triple-S Vida, Inc.	President of Triple-S Vida, Inc., our life insurance subsidiary, since 1998

Francisco Martorell-Basanta	49	Vice President of Corporate Development	Vice President of Corporate Development since April 2008; Managing Partner and founder of Ubequity Partners LLC, a mergers and acquisitions advisory firm, from 2004 to 2008

Alan Cohen	46	Vice President and Chief Marketing and Communications Officer	Vice President and Chief Marketing and Communications Officer since July 2011; Senior Vice President of Marketing and Public Relations for First Bancorp from 2005 to 2011

Iraida Ojeda-Castro	57	Vice President Human Resources	Vice President of Human Resources since August 2004

Roberto García-Rodríguez	48	Vice President, General Counsel and Secretary	Vice President and General Counsel since May 2008; Secretary since May 2010; Vice President of Corporate and Legal Affairs for Puerto Rico Telephone Company from 2007 to 2008

Liliana Rivera-Corcino	42	Corporate Controller	Corporate Controller since December 2007

COMPENSATION DISCLOSURE

Compensation Discussion and Analysis

Introduction

The Board’s Compensation Committee oversees the design and administration of our executive compensation program. The program is designed to support the attainment of our vision, financial and strategic goals and operating imperatives, support good corporate governance principles, and align our interests with those of our shareholders. We believe that an effective executive compensation program recognizes individual contributions as well as overall business results, rewards executives for achieving our annual and long-term goals, aligns executive and shareholder interests intended to ultimately improve shareholder value, and reflects responsible corporate governance practices.

Results of Advisory Vote on Say-on-Pay and Frequency of the Vote

Rule 14a-21 of the Exchange Act enables our shareholders to vote to approve, on an advisory basis, the compensation of our NEOs.  In 2011, 96.5% of our shareholders voted in favor of the compensation of our NEOs.

Also, Rule 14a-21 enables our shareholders to advise the Company on the frequency of their vote on the compensation of our NEOs.  In 2011, 70% of our shareholders recommended that such compensation be presented for shareholder approval on an annual basis.  The Board accepted the advice of our shareholders and disclosed its decision on September 26, 2011 in an amended Form 8-K, as required by the SEC.

The next shareholder vote on the frequency of their vote on the compensation of our NEOs will be held no later than the 2017 annual meeting of our Company’s shareholders, in accordance with Rule 14a-21.

Summary of Key Executive Compensation Decisions

The following table summarizes the compensation-related decisions made by the Compensation Committee and ratified by our Board in 2011 and early 2012, and the rationale for each. These decisions were made with consideration given to the Company’s executive compensation philosophy, the Company’s operating performance for fiscal 2011, individual executive performance, and prevailing compensation trends in the external market.

Compensation Component		Principal Contribution to Compensation Objectives		Description and 2011/2012 Highlights
Base Salary	•
Attracts, retains and rewards executives with an appropriate salary level that reflects the executives’ scope and breadth of responsibility, individual performance against the objectives set for their positions and their relative value in the marketplace.
●
Base salaries are targeted at the median of the Comparable Group, which is described under the heading “Determining Executive Compensation” on page 26.  Actual positioning varies above or below the median to reflect each executive’s performance over time, experience and skill set relative to comparable positions at our peer companies, and criticality to the Company.

●
The Compensation Committee approved merit increases for the NEOs and other executive officers on February 14, 2011.  On average, base salaries were increased by approximately 3.7% for the NEOs.1 Salary increases for individual executive officers were determined by the Compensation Committee based on a review of individual performance, level of compensation provided for comparable positions in our identified peer groups, relative pay differences within the Company, and the Company’s overall budget for base salary increases.

Compensation Component		Principal Contribution to Compensation Objectives		Description and 2011/2012 Highlights
Performance-Based Annual Cash Incentive	•
Focuses executives on achieving annual financial, operating, and individual objectives.  Elements in the plan are directly linked to driving shareholder value. Total cash compensation of base salary and the targeted incentive opportunity is established based on what is considered competitive in the marketplace.  Actual compensation, however, varies above or below the competitive benchmark depending on actual Company and individual performance.
●
Performance-based annual cash incentives are determined based on how well the company performs against pre-established goals for premiums earned and net income, each adjusted to exclude non-budgeted items, and on individual objectives specific to each NEO.  The Compensation Committee establishes a threshold, a target and a maximum performance goal for each financial metric.  Each level represents a different performance expectation considering factors such as the Company’s annual operating budget for the year, the Company’s prior year performance, and the historical performance levels of our peer group.  Target performance is set at a level that is considered to be challenging yet attainable, and the corresponding payout for achievement of target performance equates to what is considered competitive relative to our peer group. Threshold performance is set at a minimally acceptable level of performance and results in a payout that may vary from no payout to one that is below competitive standards. Maximum performance represents, in our estimation, superior performance for the year and corresponds to an above median compensation opportunity.

●
For 2011, the Compensation Committee approved annual incentive payouts to NEOs at an average of approximately 59% of target based on the Company’s 2011 operating performance and individual executive performance.

Long-Term Equity Incentives	•
Rewards the achievement of long-term business objectives that benefit our shareholders.  Elements in the plan directly link compensation with share price improvement over a multi-year period.  Supports the retention of a talented management team over time.
●
In 2011, the Compensation Committee adopted an annual equity award program for executives under the Company’s 2007 Incentive Plan.  Its design emphasizes long-term performance by delivering 75% of the annual award value in performance-based equity that may be earned only if specific measures of operating performance are attained over a three-year period, with cliff vesting at the end of the third year.  The remaining 25% of the annual award value is delivered in restricted stock, which vests over three years in increments of one third per year, to emphasize the retention of key executives.

1 We calculated this percentage increase using the NEOs’ 2010 base salary plus the non-performance based bonus paid to them in December of that year as the base amount, because the non-performance based bonus paid to NEOs and certain other executives was reclassified as base salary in January 2011 and is now paid pro-rata, on a monthly basis, as part of their base salary.

Compensation Component	Principal Contribution to Compensation Objectives		Description and 2011/2012 Highlights
●
For the three-year plan beginning in 2012, the Compensation Committee established three levels of goal attainment based on three-year cumulative premiums earned, operating income and EPS, and determined the corresponding award size for each performance level for each NEO.  These goals were set based on what the Compensation Committee believes to be minimally acceptable, challenging yet attainable, and exceptional performance in the context of the Company’s stated objectives for premiums earned, operating income and EPS.

		●	Long-term incentives were granted to NEOs in 2011 as described in the Summary Compensation Table.

In summary, the Compensation Committee concluded that the 2011 performance based compensation together with 2011 base salary levels are well aligned with the Company performance for the year and that the linkage between pay and performance is strong.

Compensation Policies

During the year, the Compensation Committee oversaw management of the following compensation practices or policies:

•	a compensation philosophy that reflects the current state of our business, objectives for the executive compensation program, and best practices in corporate governance and executive compensation;

•	a compensation recoupment policy that permits the Company to recover incentive compensation paid based on erroneous financial results that were later the subject of an accounting restatement;

•
an equity award grant policy that establishes fixed grant dates for equity awards to protect the Company against the timing of awards to coincide with the release of information that could result in the delivery of a monetary benefit to executives;

•
executive share retention and ownership guidelines that emphasize executive stock ownership, focus executive attention on long-term shareholder value creation, and strengthen the alignment between executive and shareholder interests; and

•
a compensation risk assessment.  Based on the findings of the assessment, the Compensation Committee concluded that our compensation policies and practices for fiscal 2011 do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Philosophy

The executive compensation program is designed to achieve the following objectives:

•	reinforce our corporate values by combining our efforts to deliver superior business results with good governance, socially responsible business practices, and high ethical standards;

•	promote a high performance culture with clear emphasis on accountability and variable pay that is tied to both short and long-term results;

•
recover any incentive-based compensation that is based on erroneous financial results in the event of an accounting restatement due to material non-compliance with any financial reporting requirement of the securities laws;

•	attract, retain and motivate top talent cost-effectively by offering competitive total compensation opportunities;

•	require moderate levels of share ownership that increase with executives’ scope of responsibilities;

•	emphasize uniformity of design features across corporate and business units to reinforce collaboration, limit program complexity, and increase the effectiveness of the entire executive team;

•	align executive and shareholder interests through long-term equity based plans;

•	maintain a clear and understandable framework for evaluating the effectiveness of the program’s design features;

•	prohibit any activities by employees that hedge their economic risk of owning Company stock; and

•	provide a balanced total compensation program to ensure that management is not encouraged to take unnecessary and excessive risks that may harm the Company.

Compensation Consultants

The Compensation Committee has the sole authority to engage and terminate the services of outside consultants.  From 2006 to May 2011, the Compensation Committee retained FW Cook, an independent compensation consulting firm, to assist the Committee on matters related to executive officer and director compensation. FW Cook was retained directly by the Compensation Committee and provided no other services to us. Effective June 2011, the primary consultant from FW Cook who had worked on the Compensation Committee’s matters since 2006, commenced employment with Pay Governance.  Because this consultant has a familiarity with the Compensation Committee and knowledge of our management structure and business, the Committee determined to retain Pay Governance as its independent compensation consultant. Pay Governance reports exclusively to the Compensation Committee and does not provide any additional services to us.

Named Executive Officers

The NEOs include our chief executive officer, our former chief financial officer, our corporate controller, and the three other most highly compensated executive officers who served as executive officers during 2011:

•	Ramón M. Ruiz-Comas, our chief executive officer;

•	Juan J. Román-Jiménez, our former chief financial officer;

•	Socorro Rivas-Rodríguez, the president of our managed care subsidiary, Triple-S Salud, Inc.;

•	Arturo Carrión, the president of our life insurance subsidiary, Triple-S Vida, Inc.;

•	Eva G. Salgado-Micheo, the president of our property and casualty insurance subsidiary, Triple-S Propiedad, Inc.; and

•	Liliana Rivera-Corcino, our corporate controller.

Determining Executive Compensation

We compare the compensation of the NEOs to that of companies with which we compete or could compete for executive talent, capital and customers. These companies include private or publicly-held companies, stand-alone businesses and/or divisions of larger corporations. Our size and/or organizational complexity are considered when selecting comparable companies in Puerto Rico and the United States and data analysis methods. Within our general competitive framework, specific comparisons may vary by type of role.

The Compensation Committee collects relevant market data and alternatives to consider when making executive compensation decisions.  In 2011, the Compensation Committee compared the data with each element of total compensation to a list of 17 comparable companies in Puerto Rico and direct industry competitors located within the United States (“Comparable Group”).  Six of these companies have the same six-digit Global Industry Classification Standards (GICS) code as ours.  While we generally update the Comparable Group compensation benchmark every other year, or as may be appropriate to reflect changes in our operating environment or business model, thirteen companies have formed part of our Comparable Group since our IPO in 2007.  We will update this benchmark again during 2013.

The companies comprising the Comparable Group are:

AMERIGROUP Corporation	Erie Indemnity Company	Molina Healthcare, Inc.

Alleghany Corporation	First BankCorp	Oriental Financial Group

Aspen Insurance Holdings, Ltd	HCC Insurance Holdings, Inc.	Popular, Inc.

Centene Corporation	HealthSpring, Inc.	State Auto Financial Corporation

Delphi Financial Group, Inc.	Infinity Property & Casualty Corporation	WellCare Health Plans, Inc.

Doral Financial Corporation	Magellan Health Services

For comparison purposes, our annual revenues are around the median of the Comparable Group. Total compensation—which includes base salary, short and long-term variable pay opportunities, benefits and perquisites—is generally between the 25th and 50th percentile of the Comparable Group, on average.

Based on our compensation philosophy, a significant percentage of total compensation is delivered in the form of at-risk performance-based pay delivered through our incentive compensation plans. The Compensation Committee has not adopted a policy or formula to allocate total compensation among its various components. As a general matter, the Compensation Committee reviews competitive pay information provided by its compensation consultant as well as our current operating goals and environment to determine the appropriate level and mix of incentive compensation. Actual amounts earned from incentive compensation are realized only as a result of individual or Company performance, depending on the type of award, based on a comparison of actual results to pre-established goals.

Principal Components of Executive Officer Compensation

Executive compensation is delivered predominantly through base salary, annual cash bonuses, long-term incentive compensation, retirement programs and a non-qualified deferred compensation plan.

Base Salary

Base salaries are designed to recognize an individual’s contribution to the organization and his or her experience, knowledge, and responsibilities. Base salaries also aim to provide competitive compensation, appropriate incentives and financial stability to the NEOs for assuming a significant level of responsibility.

According to our salary adjustment policy salary, increases are based on a number of factors, including: importance of the position to us and level of responsibility, individual performance, growth in position, market level salary increases, our financial performance and ability to pay.  Also, the policy establishes that base pay adjustments send clear performance messages and make moderate distinctions based on performance.  Significant distinctions in performance by executives are recognized through our annual cash bonus program. In addition, this policy requires that timing for increases, promotions and changes in responsibilities be consistent with market practice and that base salaries for executives be reviewed on an annual basis and adjusted as necessary to ensure pay levels remain competitive.

Annual Cash Bonus

The annual cash bonus portion of an executive’s total compensation opportunity is intended to accomplish a number of objectives, including reinforcing the optimization of operating results throughout the year, facilitating the achievement of our stated objectives, paying for performance and reinforcing individual accountability, supporting our long-term objective to create shareholder value, and providing market competitive cash compensation when performance objectives for the year are met or exceeded. This bonus can be highly variable from year to year depending on actual performance results.

The Company sets target cash bonus amounts as a percentage of base salary for all executives at the beginning of each year based on job responsibilities, internal relativity, and a review of competitive market data. Actual bonus payouts may range from zero to 150% of the target opportunity depending on the Company’s financial results relative to predetermined performance goals and the Compensation Committee’s subjective review of each executive’s individual performance.  The Compensation Committee approves the awards and has discretion to determine any changes to the final amount to be paid.  The Compensation Committee did not exercise its discretion in determining the awards for 2011.

For 2011, the target annual cash bonus for each of the NEOs as a percentage of salary was as follows:

Executive	Target Bonus Percent
Ramón M. Ruiz-Comas	70%
Juan J. Román-Jiménez	50%
Socorro Rivas-Rodríguez	70%
Arturo Carrión-Crespo	55%
Eva G. Salgado-Micheo	70%
Liliana Rivera-Corcino	n/a*

* Ms. Rivera-Corcino does not participate in the executive annual cash bonus program.  She became an NEO upon the departure of our former CFO in July 2011 because she assumed the CFO’s responsibility, on an interim basis, for the fair presentation of the Company’s financial statements and the certifications required with the Company’s periodic reports.  See the Summary Compensation Table for additional detail.

The Compensation Committee determines annual cash bonus awards based on two types of performance measures:  financial results and individual criteria.  Financial results account for 80% of each NEO’s evaluation and individual performance criteria account for the remaining 20%.  The weighting of financial results, in turn, is evenly divided between Adjusted Premiums Earned and Adjusted Net Income (each term as defined in the following paragraph).  This mix of performance measures focuses executives appropriately on improving both top-line and bottom-line growth, while also emphasizing individual accountability through each executives’ individual performance goals.

The Company believes that premiums earned and net income are key drivers of shareholder value and― adjusted to exclude non-budgeted items—are the most relevant measures by which to assess the Company’s short-term business performance and promote profitable revenue growth.  Adjusted premiums earned represent the annual premiums earned in the calendar year as presented in the consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP), adjusted to include only operations existing at the beginning of the year.  Adjusted Net Income is measured as the net income earned in the calendar year, as presented in the consolidated financial statements in accordance with U.S. GAAP, minus realized and unrealized gains/losses in investment and derivatives (net of the related income tax effect) and other non-budgeted items.

The financial results component of the cash bonus performance goals of our chief executive officer and chief financial officer is based on consolidated results.  Awards to our business unit executives are split 30% based on our consolidated results and 50% based on the results of the relevant business unit.  Executives of a business unit that does not reach the threshold level for Adjusted Net Income do not receive an annual cash bonus even if consolidated financial results of the Company exceed their threshold levels.  This distribution in weighting is designed to encourage each executive with responsibility for a business unit to focus on his or her individual business while working as a team to achieve the Company’s overall success.

For 2011, annual cash bonus performance measures were as follows:

Corporate Executives

	Performance Measure And Weighting
	40%	40%	20%
	Consolidated	Consolidated
(dollar amounts in millions)	Adjusted Premiums	Adjusted
Performance	Earned	Net Income	Individual
Ramón M. Ruiz-Comas and Juan J. Román-Jiménez
Maximum	$2,089.9	$74.5	See
Target	$1,741.6	$62.1	Table
Minimum	$1,393.3	$49.7	Below

Business Unit Executives

	Performance Measure And Weighting
	Consolidated Results		Business Unit
	15%	15%	25%	25%	20%
(dollar amounts in millions) Performance	Adjusted Premiums Earned	Adjusted Net Income	Adjusted Premiums Earned	Adjusted Net Income	Individual
Socorro Rivas-Rodríguez - Triple-S Salud, Inc.
Maximum	$2,089.9	$74.5	$1,845.5	$51.7	See
Target	$1,741.6	$62.1	$1,537.9	$43.1	Table
Minimum	$1,393.3	$49.7	$1,230.3	$34.5	Below
Arturo Carrión-Crespo - Triple-S Vida, Inc.
Maximum	$2,089.9	$74.5	$133.1	$15.2	See
Target	$1,741.6	$62.1	$110.9	$12.7	Table
Minimum	$1,393.3	$49.7	$88.7	$10.2	Below
Eva G. Salgado-Micheo - Triple-S Propiedad, Inc.
Maximum	$2,089.9	$74.5	$116.9	$9.8	See
Target	$1,741.6	$62.1	$97.4	$8.2	Table
Minimum	$1,393.3	$49.7	$77.9	$6.6	Below

The following table summarizes the individual performance goals for 2011 for each of the NEOs.  The Compensation Committee allocates specific weight to the various components of the criteria established for each executive.  Evaluation of each executive’s performance with respect to each criterion includes objective and subjective considerations.

Executive		Individual Performance Criteria
Ramón M. Ruiz-Comas	● ● ● ●	Geographic expansion outside of Puerto Rico Development of succession plan Development of strategic plan for the Company’s information technology Development of an integrated marketing plan
Socorro Rivas-Rodríguez	● ● ●	Operating income margin Reduction of medical loss ratios Completion of certain operational projects
Arturo Carrión-Crespo	● ● ●	Operating income margin Growth in new sales Development of new products and services
Eva G. Salgado-Micheo	● ● ●	Operating income margin Reduction of claims and administrative expenses Completion of certain operational projects
Juan J. Román-Jiménez	● ●	Completion of certain activities related to risk management Completion of certain activities related to operational efficiencies among subsidiaries

We also pay an annual non-performance based bonus each December to active employees who do not participate in the annual cash bonus program. This bonus is based on a predetermined formula and paid if the employee has worked more than 700 hours as of September 30 of each year and is an employee at the date of payment. The amount paid under this bonus is approximately 9% of base salary.  The Corporate Controller participates in this non-performance based bonus program.  NEOs participated in this program until 2010, and the corresponding amounts are included in the bonus column of the Summary Compensation Table.   In January 2011, the annual non-performance based bonus paid to NEOs and certain other executives (not including our Corporate Controller) was reclassified as base salary and is now paid pro-rata, on a monthly basis, as part of their base salary.  As a result, these executives no longer receive a non-performance based bonus.

Long-Term Incentive Awards

We believe that long-term incentives in the form of equity-based compensation are an important and essential element of the Company’s total compensation program that ensure our ability to attract, motivate, and retain top talent responsible for the Company’s long-term success. Our long-term incentives to key executive employees are designed to accomplish a number of important objectives, including to align management and shareholder interests, balance the short-term orientation of other compensation elements, provide a variable portion of total compensation tied to long-term market and financial performance of the Company, build executive stock ownership, hold executives accountable for their long-term decisions, reinforce collaboration across the Company, retain key talent over the long term, and share success with those who directly impact our performance results.

The Company made a long-term incentive grant to its executives during 2007 in connection with our initial public offering. No long-term incentive grants were made in 2008, 2009 or 2010 to our NEOs. In March 2011, the Compensation Committee adopted an annual equity award program for executives under the Company’s 2007 Incentive Plan, based on recommendations from its compensation consultants and the principles contained in the Company’s Executive Compensation Philosophy.  The program aims to better focus and reward executives for multiple performance objectives that drive long-term value creation and in part to mitigate the possibility of excessive risk-taking.  The program’s design provides both performance-based equity (“performance shares”) that may be earned only if specific measures of operating performance are attained and time-based vesting restricted stock that is earned only if the executive remains employed with the Company over the vesting period. We assigned a weighting of 75% of the total equity award value to performance shares consistent with our stated philosophy of promoting a high performance culture with clear emphasis on accountability and variable pay that is tied to long-term results, and 25% of the total equity award value to restricted stock to emphasize the retention of key executives and alignment with shareholders.

Under the 2011 design, performance share awards may be earned if specific goals are attained over a three-year performance period. At the beginning of the performance period, minimum, target and maximum performance levels, along with the associated dollar value of shares that may be earned, are established by the Compensation Committee.  The actual value of shares that may be earned may be as high as 150% of the target amount if the maximum level of performance for all metrics is achieved or as low as zero if the minimum level of performance for all metrics is not achieved over the three-year performance period.  Cliff vesting occurs at the end of the third year.  A summary of the performance share metrics and rationale for each is presented below:

Performance Metric	Weighting	Rationale
3-Year Cumulative Premiums Earned, Net	20%	Premiums earned, net improvement is critical to the continued growth and health of our business. Premiums earned, net is a key contributor to EPS and shareholder value creation.

3-Year Cumulative Operating Income	35%	Operating income improvement emphasizes cost control and is important as we continue to grow our top line. Operating income is also a key contributor to EPS and shareholder value creation.

3-Year Cumulative EPS	45%	EPS sets the expectation for our shareowners of our company’s success. We use EPS as the key accounting measure and evaluation of how our company is performing.

Restricted stock may be earned only if the executive remains employed with the Company over the vesting period.  Restricted stock vests in equal proportions over the three-year vesting period (i.e., one-third per year beginning on the first anniversary of the date of grant).  The Compensation Committee believes that the three-year performance period associated with performance shares and the three-year vesting period of restricted stock focuses our executives on sustained performance and supports retention objectives.

The Company’s policy is to make annual long-term incentive grants to its executives during the first quarter of the year.  Also, we may make grants to newly hired employees in connection with their employment.

The Compensation Committee carefully considers the impact of the cost of equity awards, as well as dilution, in order to achieve a balance between our costs, competitiveness and maintaining employee incentives.

Equity Award Grant Policy

In 2011, the Compensation Committee adopted a grant policy for equity awards to eligible employees, including the NEOs. The purpose of the equity award grant policy is to ensure the integrity of the award granting process and avoid the possibility or appearance of timing of equity grants for the personal benefit of executives.

Under the policy, equity awards are made at the Compensation Committee’s first regularly scheduled meeting after the filing of the Company’s Annual Report on Form 10-K.  Equity grants to certain newly hired employees, including executive officers, are made on the 15th day of the month following the date of hire (or the next succeeding business day that the NYSE is open).  Special equity grants to continuing employees are made on the 15th day of the month (or the next succeeding business day that the NYSE is open); provided, that the award is approved on or prior to such grant date. No off-cycle awards may be granted to the Company’s executive officers during quarterly and event-specific blackout periods under the Company’s insider trading policy. Stock options have an exercise price equal to the closing market price of Triple-S’ common stock on their grant date. Our equity incentive plans prohibit the re-pricing or exchange of equity awards without shareholder approval.

Retirement Programs

Our qualified and non-qualified employee retirement plans provide a retirement income base to eligible substantial majority of our employees, including our eligible executive officers. All of our NEOs, except for Mr. Carrión-Crespo, participate in these retirement programs. Union employees hired after December 19, 2006, as well as non-union employees hired after September 30, 2007, are ineligible to participate. Employees who participate in our qualified plan also participate in our non-qualified plan to the extent their income levels exceed compensation and benefit limits imposed by the United States Internal Revenue Code of 1986, as amended.

Non-Qualified Deferred Compensation Plan

Under our non-qualified deferred compensation plan, senior executives, including our NEOs, who elect to become participants, may defer until a future date a portion of their annual compensation and benefit from the tax advantages related to such deferral.

Role of Executive Officers in Compensation Decisions

The Compensation Committee is responsible for all compensation decisions with respect to NEOs of the Company.  In determining the compensation of NEOs other than the chief executive officer, the Compensation Committee takes into account the recommendations of the chief executive officer. The chief executive officer annually reviews the performance of the other NEOs. The conclusions reached and recommendations based on these reviews, including with respect to base salary adjustments and annual incentive award amounts, are presented to the Compensation Committee.  The Compensation Committee reviews and approves the compensation of the NEOs, including the chief executive officer.

Compensation of Named Executive Officers for 2011

The Compensation Committee evaluated the different components of compensation of the executive officers to ascertain compensation at adequate levels (defined as total compensation targeted at median external pay levels) when compared with companies in the Comparable Group and to retain its executive officers.

With the assistance of Pay Governance, the Compensation Committee reviewed each pay component to align compensation to that of similar companies. The main purpose was to assure that we established a competitive compensation program.

Base Salary

In setting base salaries for 2011, the Compensation Committee considered the following factors:

•
The corporate budget, meaning our overall budget for base salary increases. The corporate budget was established based on planned performance for 2011. The objective of the budget is to allow salary increases to retain and motivate successful performers while maintaining affordability within our business plan.

•	The relative pay differences for different job levels.

•	Individual performance; base salary increases were driven by individual performance assessments.

•	Evaluation of peer group data specific to each executive position, where applicable.

The Compensation Committee applied the principles described above in establishing the 2011 base salary for Mr. Ruiz-Comas, the Company’s chief executive officer. In an executive session, the Compensation Committee assessed Mr. Ruiz-Comas’ 2010 performance, based on established corporate goals and financial objectives.  It considered the Company’s and Mr. Ruiz-Comas’ accomplishment of objectives that had been established at the beginning of the year, the strategic direction of the Company and its own subjective assessment of his performance. On February 14, 2011, the Compensation Committee approved a 2011 salary increase for Mr. Ruiz-Comas of $31,756 or 4.8% of his 2010 base salary, which was ratified by our Board.2

2 We calculated this percentage increase using the CEO’s 2010 base salary plus the non-performance based bonus paid to him in December of that year as the base amount, because his non-performance based bonus was reclassified as base salary in January 2011 and is now paid pro-rata, on a monthly basis, as part of his base salary.

Salary increases for all other NEOs were based on the aforementioned principles, and were in line with budget and salary increases for all other employees.

Annual Cash Bonus Plan

The cash bonus awards for 2011 were based on the performance of the Company against the stated objectives.  For 2011, our consolidated Adjusted Net Income, which excluded realized and unrealized gains and losses on investments and derivatives (tax effected), the financial effect of the acquisition of American Health, Inc. and the financial effect of a one-time adjustment to the deferred tax assets as a result of an amendment in the tax laws, was $54.47 million, approximately 12.3% lower than the targeted level.  Total consolidated Adjusted Premiums Earned, which excluded the effect of the American Health acquisition, was $1,624 million, approximately 6.7% lower than the targeted level.  On February 21 and March 6, 2012, the Compensation Committee and the Board, respectively, approved payments to the NEOs under the 2011 cash bonus plan, in the amounts set forth in the Summary Compensation Table.

Long-Term Incentive Awards

Long-term incentives were granted to NEOs in 2011 as described in the Summary Compensation Table.  Equity award targets for our NEOs are established based on dollar values and then converted into a specific number of shares based on the closing price of our class B common stock on the grant date.  All long-term incentives granted to NEOs were approved by the Compensation Committee and ratified by our Board of Directors.  See the section entitled “Principal Components of Executive Officer Compensation—Long-Term Incentive Awards” on page 29 of this proxy statement for more detail regarding the operation of performance share awards.

Other Compensation Policies

Recoupment Policy

In January 2011, our Board approved a recoupment policy applicable to incentive compensation to any current or former employee who received incentive compensation during the 3-year period (or in the event of fraud or misconduct, for any period) preceding the date on which the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. The recoupment policy aligns management’s interests with the interests of shareowners and supports good governance practices. The policy provides that the Company may, in the exercise of its discretion (as determined by the Compensation Committee) take action to recoup the amount by which such award exceeded the payment that would have been made based on the restated financial results. Our company’s right of recoupment expires three years following the year for which the inaccurate performance criteria were measured.

Insider Trading and Anti-Hedging Policy

Our company prohibits directors, officers, employees and consultants of the Company from trading in the securities of the Company or its affiliates (e.g., customers, suppliers, etc.), directly or through family members or other persons or entities, if they are aware of material nonpublic information relating to the Company or its affiliates.  Trading includes purchases and sales of stock, derivative securities such as put and call options and convertible debentures or preferred stock, and debt securities (debentures, bonds and notes).  Trading also includes certain transactions under Company plans (e.g., sale of underlying stock acquired upon the exercise of stock options, certain transactions associated with the Company’s retirement savings plan, and voluntary additional contributions to the Company’s dividend reinvestment plan). Our insider trading policy also prohibits our directors, officers and certain other employees from engaging in any hedging or monetization transactions involving Company securities.

Stock Ownership Guidelines

In 2011 we implemented stock ownership guidelines for our proxy officers and other key employees to align their interests with those of our shareowners. The guidelines require executives and other employees to own Company stock in an amount equal to a multiple of base salary, as follows:

Level	Value of Stock as a Multiple of Base Salary
CEO	5x
CFO and Subsidiary Presidents	3x
Corporate and Subsidiary Officers	2x
Other Selected Employees	1x

Until an executive reaches his or her applicable ownership level, he or she must retain 50% of the equity received from long-term compensation plans (after meeting tax withholding obligations), and once the ownership level is met, he or she may not sell shares if doing so would cause his or her ownership to fall below that level. The Compensation Committee reviews progress toward meeting the ownership guidelines on an annual basis.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management.  Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:

Manuel Figueroa-Collazo, Chair of the Compensation Committee
Adamina Soto-Martínez
Jorge L. Fuentes-Benejam
Francisco Toñarely-Barreto

Compensation Committee Interlocks and Insider Participation

As of the record date, the members of the Compensation Committee are Messrs. Figueroa-Collazo (chair), Fuentes-Benejam and Toñarely-Barreto and Ms. Soto-Martínez.  None of the members of the Committee is or has been one of our executive officers or employees.  None of our executive officers served on the board of directors’ compensation committee of any other company for which any of our directors served as an executive officer at any time during 2011.  Except as disclosed in “Other Relationships, Transactions and Events” in this proxy statement, none of the members of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K.

Compensation Tables

Summary Compensation Table

The following table sets forth the total compensation paid to or earned by our NEOs as of December 31, 2011 for services rendered in all capacities to the Company.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Ramón M. Ruiz-Comas	2011	$700,000	$0	$1,100,010	$0	$336,323	$775,000	$125,453	$3,036,786
President and CEO,	2010	$611,949	$56,295	$0	$0	$368,061	$385,000	$98,550	$1,519,855
Triple-S Management Corporation	2009	$582,809	$53,624	$0	$0	$412,896	$165,000	$104,102	$1,318,431

Juan J. Román-Jiménez (6)	2011	$278,133	$0	$499,988	$0	$0	$235,000	$125,561	$1,138,682
Vice President of Finance & CFO of Triple-S	2010	$419,800	$38,682	$0	$0	$183,100	$155,000	$46,780	$843,362
Management Corporation	2009	$403,700	$37,206	$0	$0	$206,500	$55,000	$37,871	$740,277

Liliana Rivera-Corcino (7)	2011	$101,400	$9,295	$0	$0	$25,000	$30,000	$6,785	$172,480
Corporate Controller of	2010	$98,000	$9,183	$0	$0	$0	$15,000	$18,536	$140,719
Triple-S Management Corporation	2009	$94,000	$8,816	$0	$0	$0	$10,000	$9,414	$122,230

Socorro Rivas-Rodríguez	2011	$491,000	$0	$399,994	$0	$245,600	$760,000	$69,839	$1,966,433
President of Triple-S Salud, Inc.	2010	$437,800	$40,332	$0	$0	$254,300	$330,000	$76,893	$1,139,325
	2009	$425,000	$39,158	$0	$0	$292,700	$290,000	$69,545	$1,116,403

Arturo Carrión-Crespo	2011	$297,400	$0	$199,987	$0	$144,500	$0	$50,403	$692,290
President of Triple-S Vida, Inc.	2010	$256,600	$21,383	$0	$0	$144,700	$0	$53,314	$475,997
	2009	$239,700	$19,975	$0	$0	$144,100	$0	$49,386	$453,161

Eva G. Salgado-Micheo	2011	$339,500	$0	$199,987	$0	$0	$420,000	$53,295	$1,012,782
President of Triple-S Propiedad, Inc.	2010	$310,800	$28,690	$0	$0	$0	$135,000	$47,949	$522,439
	2009	$296,100	$27,343	$0	$0	$184,800	$70,000	$56,282	$634,525

(1) Amounts represent base salary.  Some of the NEOs deferred a portion of their salary under the non-qualified deferred compensation plan.  The deferred amounts have been included in the Non-Qualified Deferred Compensation Table below.

(2) Represents annual non-performance based bonus, which we pay to all our active employees.  In 2011 this non-performance bonus was considered within each executive officer's base salary, when applicable.  See "Compensation Discussion and Analysis—Annual Cash Bonus" for a detailed explanation.

(3) The amounts shown reflect the grant date fair value of the stock awards determined in accordance with the provisions of FASB Accounting Standards Codification Topic 718.  See footnote 22 of the Company's audited consolidated financial statements.

(4) The amounts represent the actuarial increase in the present value of the NEO's benefits under our pension plan and the Supplemental Benefit Plan, described below under "Non-Contributory Defined Benefit Pension Plan".  The increase was calculated using the interest rate, discount rate and form of payment assumptions consistent with those used in our financial statements.  The calculation assumes benefit commencement at normal retirement age (65), and was calculated without respect to pre-retirement death, termination or disability.  Earnings on deferred compensation are not reflected in this column because we do not provide above market or guaranteed returns on non-qualified deferred compensation.

(5) Other annual compensation consists of the following:

Name	Vehicles Allowance	Sick Leave & Vacation Paid (a)	Contributions to Defined Contribution Plans	Other	Total
Ramón M. Ruiz-Comas	$30,000	$95,453	$-	$-	$125,453
Juan J. Román-Jiménez	-	125,561	-	-	125,561
Liliana Rivera-Corcino	-	6,785	-	-	6,785
Socorro Rivas-Rodríguez	28,200	38,660	-	2,979	69,839
Arturo Carrión-Crespo	28,200	-	22,203	-	50,403
Eva G. Salgado-Micheo	28,200	25,095	-	-	53,295

(a) We pay all of our employees, including NEOs, the sick leave days not used during the year and the excess, if any, of vacation days accrued over thirty days.  Amounts included represent cash paid during 2011.

(6) Mr. Román-Jiménez was the Vice President of Finance and CFO of Triple-S Management Corporation until his resignation.  Upon his resignation, the stock awards granted to Mr. Román-Jiménez were forfeited and his accumulated sick leave and vacation benefits were paid..

(7) Ms. Rivera-Corcino, as the Corporate Controller, has been acting in a capacity similar to a principal financial officer, assuming important responsibility for the fair presentation of the Company's consolidated financial statements and other financial information as well as providing the certifications required with our periodic reports.  She will continue to act in this capacity until the position of Vice President of Finance and CFO is filled.  The CEO, in his discretion, granted Ms. Rivera-Corcino the amount shown in the non-equity incentive plan compensation column to recognize her performance in this capacity.

Grants of Plan-Based Awards during Fiscal Year 2011

The following table sets forth summary information regarding the grants of plan-based awards held by each of our NEOs at December 31, 2011.

			Estimated Future payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of	All Other Option Awards: Number of Securities	Exercise Price of	Grant Date Fair Value of Stock
Name	Grant Date	Action Taken*	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock (#)(3)	Underlying Options (#)	Option Awards	and Option Awards (4)
Ramón M. Ruiz-Comas	---	---	$245,000	$490,000	$735,000	---	---	---	---	---	---	---
	5/6/2011	4/5/2011	---	---	---	29,777	39,702	59,553	13,324	---	---	$1,100,010
Juan J. Román-Jiménez	---	---	---	---	---	---	---	---	---	---	---	---
	5/6/2011	4/5/2011	---	---	---	13,535	18,046	27,709	6,015	---	---	$499,988
Liliana Rivera-Corcino	---	---	---	---	---	---	---	---	---	---	---	---
Socorro Rivas-Rodríguez	---	---	$171,850	$343,700	$515,550	---	---	---	---	---	---	---
	5/6/2011	4/5/2011	---	---	---	10,828	14,437	21,656	4,812	---	---	$399,994
Arturo Carrión-Crespo	---	---	$81,785	$163,570	$245,355	---	---	---	---	---	---	---
	5/6/2011	4/5/2011	---	---	---	5,414	7,218	10,827	2,406	---	---	$199,987
Eva G. Salgado-Micheo	---	---	$118,825	$237,650	$356,480	---	---	---	---	---	---	---
	5/6/2011	4/5/2011	---	---	---	5,414	7,218	10,827	2,406	---	---	$199,987

* Represents the date on which our board of directors took action to grant the award, at which time the Company was in quarterly blackout period.  The grant date was established in accordance with our equity grant policy.

(1) The Compensation Committee established the performance measures for purposes of determining the amounts payable for the year ended December 31, 2011. The amounts shown under the Threshold column assume that the lowest level is met by the Company or business unit. The amount of the annual bonus can be zero if the lowest level is not achieved.  Awards, if any, under this plan are payable in the first quarter of the following year.  Amounts approved corresponding to 2011 results are reflected in the "Summary Compensation Table—Non-Equity Incentive Plan Compensation" column.

(2) Performance awards vest at the end of a three-year period following grant date, subject to the achievement of performance measures. The threshold payout was determined at 64% of target and the maximum payout was determined at 150% of target.

(3) Represents the number of shares of restricted stock awarded on each grant date. Restricted stock is considered issued and outstanding as of December 31, 2011; however, it has a three year vesting period, in equal installments each anniversary date. Restricted stock has the same  right as any other shareholder to receive any dividend declared by the Company on its Class B shares.

(4) The grant date fair value of these awards was determined in accordance with the provisions of FASB Accounting Standards Codification Topic 718.  See footnote 22 of the Corporation's audited consolidated financial statements. There is no assurance that the value realized by NEOs, if any, will be at or near the amounts shown in this column.

Outstanding Class B Equity Awards at 2011 Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by each of our NEOs at December 31, 2011.  Please note that ownership of vested shares of stock is set forth under “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#) (1)	Market Value of Shares of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested (2)
Ramón M. Ruiz-Comas	99,950	—	—	$14.50	12/7/2014	13,234	$264,945	39,702	$794,834
Juan J. Román-Jiménez	—	—	—	—	—	—	—	—	—
Liliana Rivera-Corcino	—	—	—	—	—	—	—	—	—
Socorro Rivas-Rodríguez	155,172	—	—	$14.50	12/7/2014	4,812	$96,336	14,437	$289,029
Arturo Carrión-Crespo	39,052	—	—	$14.50	12/7/2014	2,406	$48,168	7,218	$144,504
Eva G. Salgado-Micheo	46,552	—	—	$14.50	12/7/2014	2,406	$48,168	7,218	$144,504

(1) Unvested restricted stock grants vest in equal installments on May 6, 2012, May 6, 2013 and May 6, 2014.
(2) The market value of restricted stock and performance awards that have not vested was calculated by multiplying the closing price of our Class B shares on December 31, 2011 ($20.02), by the applicable number of shares.
(3) Unvested performance awards vest on December 31, 2013, subject to the achievement of performance measures.

Options Exercised and Stock Vested in Fiscal Year 2011

The following table summarizes the options exercised and stock awards vested for each of our NEOs for the year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ramón M. Ruiz-Comas	365,567	$1,980,124	—	—
Juan J. Román-Jiménez	155,172	$1,014,284	—	—
Liliana Rivera-Corcino	—	—	—	—
Socorro Rivas-Rodríguez	—	—	—	—
Arturo Carrión-Crespo	—	—	—	—
Eva G. Salgado-Micheo	—	—	—	—

Pension Benefits

We sponsor a non-contributory retirement program for certain employees of our Company. The NEO compensation covered by the pension plan is the annual salary set forth in the Summary Compensation Table. Our supplemental retirement program covers benefits in excess of the United States Internal Revenue Code (“IRC”) limits that apply to the non-contributory retirement program, which is a tax-qualified program under IRC rules. The following is a summary of the provisions of our defined benefit pension plans.

Non-Contributory Defined-Benefit Pension Plan

Employees age 21 or older with one year of service with a BCBSA organization who were hired by the Company or its subsidiaries on or before December 19, 2006 in the case of union employees (on or before September 30, 2007, in the case of non-union employees) are eligible to participate in our non-contributory defined-benefit pension plan. Union employees hired after December 19, 2006 are ineligible to participate. Non-union employees hired after September 30, 2007 are ineligible to participate.

The average earning calculated is based on the highest average annual rate of pay from any five consecutive calendar year periods out of the last ten years. Each year’s earnings are limited by IRC Section 401(a)(17) and 415. For 2011, the pension earnings are limited to $245,000.

For 2011, the accrued benefit for single life benefit was calculated using the following formula:  2% of final average earnings multiplied by plan service (defined as full and partial years of employment with the Company or any of its subsidiaries) up to 30 years, minus any benefit accrued under a prior BCBSA plan.  Beginning on January 1, 2012, the percentage of final average earnings in the formula described above changed to 1%.

Normal retirement

To be eligible for normal retirement benefits, termination of employment must occur after both (i) the attainment of age 65 and (ii) after five years of participation in the plan.  The accrued benefit is payable at the normal retirement date.

Early retirement

To be eligible for early retirement benefits, termination of employment must occur after both (i) the attainment of age 55 and (ii) five years of participation in the plan. The benefit will be the accrued benefit at normal retirement date minus a reduction factor for each year prior to age 62. There is no reduction if retirement occurs after age 62.

The plan also has a special early retirement provision. To be eligible, the termination of employment must occur after attaining 30 years of benefit service and election of immediate benefit commencement.

Forms of payment

The standard form of payment for a single participant is a straight life annuity; for a married participant, a reduced qualified joint and survivor annuity begins at the benefit commencement date, with 50% of the benefit continuing to the surviving spouse upon the earlier death of the participant.  In lieu of the standard form of payment, a participant may elect, with the proper spousal consent, one of the optional forms of annuity payment or, alternatively, a single lump sum payment.

Supplemental Retirement Plan

Employees with non-contributory retirement program benefits limited by the IRC maximum compensation and benefit limits are eligible to participate in a supplemental retirement plan.

The accrued benefit is calculated by the same formula used in the Defined Benefit Plan using the amount of salary in excess of the IRC limit.

Normal retirement, early retirement, and special early retirement provisions are the same as provided for the non-contributory defined-benefit plan, described above.

Forms of payment

The standard form of payment for a single participant is a straight life annuity; for a married participant, a reduced qualified joint and survivor annuity begins at the benefit commencement date, with 50% of the benefit continuing to the surviving spouse upon the earlier death of the participant.  The lump sum payment is not available in the Supplemental Retirement Plan.

The following table presents pension plan information as of December 31, 2011 for the NEOs under our non-contributory retirement and supplemental retirement programs.

Name	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year

Ramón M. Ruiz-Comas (3)	Non-Contributory Retirement Program	21.56	$870,000	—
	Supplemental Retirement Program		$1,435,000	—
Juan J. Román-Jiménez	Non-Contributory Retirement Program	15.52	$385,000	—
	Supplemental Retirement Program		$320,000	—
Liliana Rivera-Corcino	Non-Contributory Retirement Program	13.37	$100,000	—
	Supplemental Retirement Program		—	—
Socorro Rivas-Rodríguez (3)	Non-Contributory Retirement Program	29.97	$1,700,000	—
	Supplemental Retirement Program		$1,425,000	—
Arturo Carrión-Crespo	Non-Contributory Retirement Program	—	—	—
	Supplemental Retirement Program		—	—
Eva G. Salgado-Micheo (3)	Non-Contributory Retirement Program	15.89	$595,000	—
	Supplemental Retirement Program		$350,000	—

(1)
The number of actual years of service with the Company of each NEO exceeds the years of his or her credited service under both plans by one year because employees become eligible to participate in such plans upon completing one year of service with a BCBSA organization.

(2)
For additional information on the material assumptions applied in determining the present value of accumulated benefits, see note 18 (“Pension Plans”) to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

(3)
Participant is eligible for early retirement under both plans. Additional details on early retirement payments and benefit formula and eligibility standards can be found in the sections titled “Non-Contributory Defined Benefit Pension Plan” and “Supplemental Retirement Plan” above.

Non-Qualified Deferred Compensation Table

The following table presents compensation for the NEOs that has been deferred under a plan that is not tax-qualified:

Name	Executive Contribution Last Fiscal Year (1)	Registrant Contribution in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year
Ramón M. Ruiz-Comas	$13,200	—	$4,919	—	$118,682
Juan J. Román-Jiménez	$14,000	—	$11,633	—	$269,456
Liliana Rivera-Corcino	—	—	—	—	—
Socorro Rivas-Rodríguez	—	—	$53,786	$(1,057,038)	$495,272
Arturo Carrión-Crespo	—	—	—	—	—
Eva G. Salgado-Micheo	$24,336	—	$19,342	$(96,794)	$363,195

(1) Amounts reported in this column for 2011 are reported as salary in the Summary Compensation Table.

Under our non-qualified deferred compensation plan, participants may elect to defer up to 20% of their gross annual cash compensation.  The deferred compensation and accumulated interest will be paid on the occurrence of the following events:

•	termination of employment

•	retirement

•	six (6) months of continued disability

•	death

•	an elected fixed date occurring after the 5th but not later than the 25th anniversary of deferral

Deferred compensation accumulates interest at an annual rate equivalent to the actual annual yield of the fixed income portion of the Company’s investment portfolio for the corresponding year.  Except as described below, no amounts are payable to NEOs upon termination of employment other than amounts payable in accordance with law or policies of the Company applicable to all employees, or as a result of a change in control of the Company.

Description of Employment Agreements

Ramón M. Ruiz-Comas

We entered into an employment agreement with Mr. Ruiz-Comas, dated as of March 4, 2010.  Mr. Ruiz-Comas’ agreement has a two-year term, unless terminated as set forth therein.  The agreement provides for a base salary of $611,949, which we may increase in accordance with existing policies. In addition, Mr. Ruiz-Comas is eligible to receive an annual cash bonus, contingent upon the achievement of annual performance objectives established in accordance with our policies. See the discussion under the caption “Compensation Discussion and Analysis—Annual Cash Bonus” for more information on the bonuses paid for 2011.

The agreement also provides that Mr. Ruiz-Comas has a right to, among other things:

•	an automobile allowance;

•	the annual membership fees for a private club, two business related clubs and two professional associations;

•	the payment of premiums in connection with long term disability insurance and life insurance coverage (with a maximum coverage of $100,000) for Mr. Ruiz-Comas;

•	the payment of premiums in connection with health and medical benefits for Mr. Ruiz-Comas and his dependents under our group health insurance plan; and

•	the right to participate in all employee benefit plans and programs, including long-term incentive compensation programs, generally available to senior executives.

Mr. Ruiz-Comas is subject to a covenant not to solicit our team members for 12 months following his resignation or termination or the expiration of the agreement. Mr. Ruiz-Comas is also subject to a covenant not to compete with us for 12 months following his resignation, termination or the expiration of the agreement.

In the event that we terminate Mr. Ruiz-Comas’ employment without “cause” (other than for death or disability), provided Mr. Ruiz-Comas does not compete with us or solicit our team members during the 12-month period following termination, or disclose any confidential information, he will become entitled to the following severance benefits under his agreement:

•	an amount equal to the greater of the base salary payable (1) until the expiration of the agreement or (2) for one year, payable in equal monthly installments or in a lump sum, at the our option;

•	an amount equal to the base salary payable in 12 substantially equal monthly installments as consideration for Mr. Ruiz-Comas’ obligation not to compete with us (the “Non-Compete Compensation”);

•
the continuation of Mr. Ruiz-Comas’ long term disability insurance, life insurance and health and medical benefits for Mr. Ruiz-Comas and his dependents until the later of one year or the expiration of the agreement; and

•	the payment of any amounts due under our deferred compensation plan and/or related to Mr. Ruiz-Comas’ vested rights under our pension plan.

In the event that Mr. Ruiz-Comas’ employment terminates for “cause,” or as a result of his death or resignation, he will receive the base salary earned until the date of death or resignation, the liquidation of any applicable fringe benefits and the payment of amounts due under our deferred compensation plan and any vested rights under our pension plan. In the case of termination for “cause” or resignation, Mr. Ruiz-Comas will also be entitled to the Non-Compete Compensation.

In the event that Mr. Ruiz-Comas’ employment terminates as a result of the expiration of the employment term (other than through his request and regardless of whether there is any period of at-will employment following the employment term), provided Mr. Ruiz-Comas does not compete with us or solicit our team members during the 12-month period following termination, or disclose any confidential information, he will receive an amount equal to the base salary payable in 12 substantially equal monthly installments and the continuation of Mr. Ruiz-Comas’ long term disability insurance, life insurance and health benefits for Mr. Ruiz-Comas and his dependents for a 12-month period following termination.

For purposes of the agreement, “cause” means:

•	material breach by Mr. Ruiz-Comas of the agreement, his duties or any lawful written policies, rules, regulations, guidelines or codes of the Company, or

•	conviction of or plea of guilty or no contest to a felony or a misdemeanor involving fraud, dishonest or disreputable conduct or moral turpitude,

•	insubordination,

•	improper or disorderly conduct,

•	the existence of a conflict of interest not previously disclosed to the Board, or

•	a substantial reduction of the operations of the Company and its subsidiaries

Mr. Ruiz-Comas’ employment agreement also includes a change in control provision. A change in control is defined as:

•
the acquisition by any party of ownership of 25% or more of the total votes required for the election of our directors, or of such amount which, based on the cumulative vote, if this were allowed by the articles of incorporation and bylaws, would permit such party to elect 25% or more of our directors,

•
a consolidation, merger or other business combination, sale of assets or any combination thereof as a result of which the persons who were our directors prior to such transaction fail to constitute a majority of the Board;

•	a change of at least 30% of our directors as a result of a “proxy fight,” as such term is defined in Regulation 14A of the Securities Exchange Act of 1934, as amended; or

•	a sale or transfer of substantially all our assets to another non-affiliated corporation.

If, following a change in control, we terminate Mr. Ruiz-Comas without cause or Mr. Ruiz-Comas resigns for “good reason,” Mr. Ruiz-Comas would be entitled to receive the following special termination benefits:

•
an amount equal to (1) the highest base salary received by Mr. Ruiz-Comas in any of the three fiscal years prior to the change in control  plus (2) the average annual cash bonus received by Mr. Ruiz-Comas during the prior three fiscal years; and

•
the continuation of Mr. Ruiz-Comas’ long term disability insurance, life insurance and health and medical benefits for Mr. Ruiz-Comas and his dependents for 24 months or until Mr. Ruiz-Comas obtains employment with comparable benefits.

For purposes of the agreement, “good reason” means:

•	a change in the nature or scope of Mr. Ruiz-Comas’ duties or functions from those performed on the date immediately preceding the change in control;

•	a reduction in Mr. Ruiz-Comas’ base salary from that received on the date immediately preceding the change in control;

•
a reduction in Mr. Ruiz-Comas’ ability to participate in the compensation plans, such as bonus, stock options, incentives or other compensation plans, in which he participated on the date immediately preceding the change in control;

•
a change in the location of Mr. Ruiz-Comas’ principal place of employment of more than twenty-five miles from the place where he maintained his work office on the date immediately preceding the change in control; or

•
the reasonable determination by the Board to the effect that, as a result of the change in control and a change in the circumstances thereafter affecting the employment position of Mr. Ruiz-Comas, he is unable to exercise the authority, powers, functions or duties assigned to his position on the date immediately preceding the change in control.

Potential Payments upon Termination or Change in Control

On March 4, 2010, we entered into an employment agreement with Mr. Ruiz-Comas that entitled him to certain benefits upon a change in control or upon a termination of employment. These benefits are payable in accordance with his employment agreement. We describe this agreement, including the material conditions or obligations applicable to the receipt of these benefits, under the caption “Description of Employment Agreements” above. The table below sets forth the value of the benefits (other than payments that were generally available to salaried team members) that would have been due to Mr. Ruiz-Comas if he had terminated employment on December 31, 2011.

				Change of Control –
			Termination With	Resignation for
	Expiration of		Cause or Upon	Cause or
	Employment	Termination Without	Resignation or	Termination Without
	Agreement(1)	Cause(2)	Death	Cause(3)
Ramón M. Ruiz-Comas*

Base Salary	$700,000	$700,000	$0	$1,400,000
Annual Short Term Bonus	0	0	0	368,061
Fringe Benefits	8,358	8,358	0	8,358
Non-Compete(4)	700,000	700,000	700,000	700,000
Total	$1,408,358	$1,408,358	$700,000	$2,476,419

*	Based on compensation payable to Mr. Ruiz-Comas for services rendered during 2011.
(1)	Base Salary and Fringe Benefits are payable in 12 equal monthly installments, provided the chief executive officer did not end negotiations or notify his desire not to renew.
(2)	Base Salary and Fringe Benefits payable are equal to the greater of the amount due at the expiration of the agreement or one year.
(3)
Base Salary and Annual Short Term Bonus payable is equal to twice the highest Base Salary paid in any of the prior three fiscal years plus the average Annual Short Term Bonus for the prior three fiscal years.  The obligations to pay Fringe Benefits expires on the earlier of 24 months after the termination of employment or the date employment with comparable benefits is obtained.

(4)	The non-compete compensation is equal to the Base Salary payable in 12 equal monthly installments. This amount is not payable in the event of termination due to death.

Director Compensation

The following tables summarize the fees or other compensation that our non-employee directors earned for services rendered as members of the Board or any committee of the Board during fiscal year 2011, pursuant to our current compensation structure.

Director Compensation for Fiscal Year 2011

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Adamina Soto-Martínez	$60,750	$34,994	$95,744
Antonio F. Faría-Soto	57,000	34,994	91,994
Carmen Ana Culpeper-Ramírez	55,350	34,994	90,344
Francisco Toñarely-Barreto	38,327	34,994	73,321
Jaime Morgan-Stubbe	52,700	34,994	87,694
Jesús R. Sánchez-Colón	51,650	34,994	86,644
Jorge L. Fuentes-Benejam	58,838	34,994	93,832
José Hawayek-Alemañy	17,088	-	17,088
Juan E. Rodríguez-Díaz	59,500	34,994	94,494
Luis A. Clavell-Rodríguez	163,200	34,994	198,194
Manuel Figueroa-Collazo	61,684	34,994	96,678
Roberto Muñoz-Zayas	18,167	-	18,167
Vicente J. León-Irizarry	68,500	34,994	103,494
	$762,754	$384,934	$1,147,688

(1)
The Board holds an annual off-site meeting to discuss our strategic direction and comply with continuing education requirements, among other purposes.  Some of the activities at this meeting could be considered non-work related; however, due to the difficulty in allocating the specific cost to each member and since total cost is estimated at less than $6,000 per person, such amount was not included in the above table.

(2)
In accordance to Reg. S-K Section 229.402(k)(2)(iii), this item considers the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the grant given on 5/6/2011 (1,684 shares at $20.78).

Under our current directors’ compensation structure, each Board member receives a monthly retainer of $4,167.  The chairman of the Board receives an additional monthly retainer of $8,333. The chairman of the Audit Committee receives an additional monthly retainer of $833, and the chairpersons of the Compensation and Corporate Governance and Nominations Committees receive an additional monthly retainer of $500 and $417, respectively. The following is the amount received by each director for each Board or committee meeting attended:

Meetings	Director
Audit Committee	$350
Compensation Committee and Corporate Governance and Nominations Committee	$300
All other committees and sub-committees	$150

Directors who are also our employees do not receive any compensation for service rendered as members of the Board or any committee of the Board, or of any subsidiary board or subsidiary board committee.

Stock Ownership Guidelines for Non-Management Directors

In 2011, the Compensation Committee also approved stock ownership guidelines for non-management directors which require that non-management directors own Company stock in an amount equal to three times their annual retainer, excluding additional retainers related to committee or chairman service.

Risk Considerations in our Executive Compensation Program

At the Compensation Committee’s request, management conducted a risk assessment of all the compensation programs of the Company in the fourth quarter of 2011, which was completed in the first quarter of 2012.  This assessment included an inventory of all compensation programs, including incentive compensation plans then in place at the Company, a review of the design and features of the Company’s compensation programs with key members of management responsible for such programs, and an assessment of program design and features relative to compensation risk factors.  The Compensation Committee reviewed the Company’s risk profile and related risk management processes and the findings of the compensation risk assessment to determine if any material risks were deemed likely to arise from our compensation policies and programs and whether these risks are reasonably likely to have a material adverse effect on our business.  The Compensation Committee determined that the Company’s then-current pay plans and policies were not reasonably likely to have a material adverse effect on the Company.  The Committee thereafter reported its findings to the Board.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee reports to and acts on behalf of the Board.  The Audit Committee operates under a written charter adopted by the Board and amended on February 7, 2012. The Audit Committee reviews the charter annually.  A copy of the Audit Committee charter is available on our website at www.triplesmanagement.com.  The Board has determined that each member of the Committee is independent.  In making this determination, the Board follows the audit committee independence standards set forth in the NYSE’s director independence rules. Currently, the Audit Committee is comprised of four directors, all of whom are independent under such standards. The Audit Committee held eleven meetings during the year ended December 31, 2011. Form 10-K and Form 10-Q filings were discussed in four of such meetings.

The Audit Committee also met with management, the Chief Audit Executive, the Compliance and Ethics Director, General Counsel and the independent registered public accounting firm during 2011.

The Audit Committee assists the Board in its oversight of our financial reporting process, internal controls over financial reporting, as well as our internal and external audit processes, independent registered public accounting firm’s qualifications and performance of the internal audit function. The Committee also is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm and the establishment of procedures for handling complaints.  The Audit Committee appoints or terminates the engagement of the independent registered public accounting firm and reviews the proposed audit scope and approach, including coordination of the audit effort with the Internal Audit Office.

Pursuant to the Audit Committee charter, management is responsible for the (1) preparation, presentation, and integrity of our consolidated financial statements; (2) maintaining appropriated accounting and financial reporting principles, policies, and internal controls and procedures that comply with accounting standards and applicable laws and regulations; and (3) evaluating management’s progress to assess and manage enterprise risk issues.  The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with U.S. GAAP.

In the performance of its oversight function, the Audit Committee has considered and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2011—including critical accounting policies, reasonableness of significant estimates and judgment and financial statements disclosures—with management and PricewaterhouseCoopers, our independent registered public accounting firm.

The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees (SAS 61), as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T regarding “Communication with Audit Committee”. In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers its independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the auditors’ independence.

The members of the Audit Committee are not our employees or employees of any of our subsidiaries. While some of them may be accountants or auditors by profession, the Committee relies on, and makes no independent verification of, the financial or other information presented to it or representations made by management or the independent registered public accounting firm.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal controls and procedures, designed to achieve compliance with accounting standards and applicable laws and regulations.

Based on the Audit Committee’s consideration of the audited consolidated financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the charter and those discussed above, the Audit Committee recommended and the Board approved that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Submitted by:

Vicente J. León-Irizarry, CPA, Chair of the Audit Committee
Carmen Ana Culpeper-Ramírez
Antonio F. Faría-Soto
Adamina Soto-Martínez, CPA

OTHER RELATIONSHIPS, TRANSACTIONS AND EVENTS

Transactions with Related Parties

In the ordinary course of business, one or more of our subsidiaries provide insurance to a number of our individual directors and executive officers and to members of their respective immediate families.  Certain directors and nominees have material ownership interests in or occupy senior positions, including as president or director, at certain entities to which one or more of our subsidiaries also provided insurance during 2011.  Specifically, San Jorge Children’s Hospital, at which Mr. Clavell-Rodríguez is the Chief Medical Officer, paid premiums totaling $1,863,277; B. Fernández & Hermanos, a food distribution company of which Mr. Sánchez-Colón is the Chairman of the Board of Directors, paid premiums amounting to $1,617,603 and received total payments of $176,987 from Triple-S Propiedad, Inc., our property and casualty subsidiary, as indemnity insurance pay; Interamerican University, at which Mr. Fuentes-Benejam is a member of the Board of Trustees, paid premiums totaling $11,209,116; Puerto Rico Aqueduct and Sewer Authority, at which Ms. Culpeper-Ramírez is a director, paid premiums totaling $28,846,686; and Universidad del Sagrado Corazón, at which Mr. Ruiz-Comas is the President of the board of directors, paid premiums totaling $1,372,040.  The terms on which our subsidiaries provide insurance to related parties are the same as the terms offered to unrelated parties.

Our directors that are physicians and dentists, or their affiliated entities, are also service providers to TSS, our healthcare insurance subsidiary, in the ordinary course of their businesses as physicians and dentists.  Some of our directors, their immediate family members and affiliated entities received more than $120,000 in compensation for services as healthcare providers to one or more of our subsidiaries in 2011.  Specifically, San Jorge Children’s Medical Specialties, a medical group of which our Chairman of the Board, Mr. Clavell-Rodríguez, is the managing partner and controlling shareholder, received total payments from TSS of $568,795; San Jorge Children’s Hospital received total payments from TSS of $18,842,602; Dr. Sánchez-Colón and/or his immediate family received total payments from TSS of $141,711.  The terms of the provider agreements with TSS pursuant to which the above payments were made are the same as the terms of the provider agreements of physicians and healthcare organizations who are not directors or affiliated with our directors.

Policies and Procedures for Related Party Transactions

The Company has adopted a policy directed at the review and approval of transactions with related parties.  This policy instructs our directors and executive officers to inform the Corporate Governance and Nominations Committee of proposed related party transactions that would need to be disclosed pursuant to Item 404(a) of Regulation S-K, and provides guidelines for the review and approval of such transactions.  Additionally, under our code of business conduct and ethics, all employees, officers and directors are required to avoid conflicts of interest. Employees, including officers, must review with, and obtain the approval of, their supervisors or the office of the general counsel, any situation that may involve a conflict of interest.  The code broadly defines a conflict of interest as whenever an individual’s personal interests interfere or diverge in any way (or appear to interfere or diverge) with our interest, and specifically notes involvement (either personally or through a family member) in a business that is a competitor, supplier or customer of the Company.  Moreover, on an annual basis, each of our directors and executive officers are required to complete a director and officer questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.

ANNUAL REPORT

Our 2011 Annual Report to Stockholders accompanies the proxy materials being provided to all stockholders.  Those documents are not a part of the proxy solicitation materials.  We will provide, without charge, additional copies of our 2011 Annual Report to Stockholders upon the receipt of a written request by any stockholder.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate all or portions of our filings, including this proxy statement, with the SEC, in whole or in part, the Compensation Committee Report and the Report of the Audit Committee contained in this proxy statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

San Juan, Puerto Rico, March 16, 2012.

LUIS A. CLAVELL-RODRÍGUEZ, MD	ROBERTO GARCÍA-RODRÍGUEZ
Chairman of the Board	Secretary of the Board

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

TRIPLE-S MANAGEMENT CORPORATION Office of Legal Affairs PO BOX 363628 SAN JUAN, PR 00936-3628
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For	Against	Abstain
1. Election of Directors

Nominees

a. Luis A. Clavell	☐	☐	☐

b. Jesús R. Sánchez-Colón	☐	☐	☐

c. Cari M. Domínguez	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2 Ratification of the selection of the independent registered public accounting firm	☐	☐	☐

3 Advisory Vote on the Compensation of Our Named Executive Officers	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Date Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

TRIPLE-S MANAGEMENT CORPORATION
Annual Meeting of Shareholders
April 27, 2012 9:00 AM (AST)
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Ramón M. Ruiz-Comas and Roberto García-Rodríguez, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TRIPLE-S MANAGEMENT CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 9:00 AM (local time) on April 27, 2012, at the Bahía Room of the Sheraton Puerto Rico Convention Center and Casino Hotel, 200 Convention Boulevard, San Juan, Puerto Rico, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000129473_2 R1.0.0.11699